Exhibit 10.11

EXECUTION VERSION

SEPARATION AGREEMENT

This SEPARATION AGREEMENT, dated as of May 8, 2024 (this “Agreement”), is by and between Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“Parent”), LG Sirius Holdings ULC, an unlimited liability company organized under the laws of the Province of British Columbia, Canada (“HoldCo”) and LG Orion Holdings ULC, an unlimited liability company organized under the laws of the Province of British Columbia, Canada (“StudioCo”).

R E C I T A L S

WHEREAS, as of the date hereof, Parent, indirectly through the StudioCo Transferred Entities and their Subsidiaries, is engaged in the Studio Business;

WHEREAS, each of HoldCo and StudioCo is a wholly-owned Subsidiary of Parent;

WHEREAS, Parent, Holdco, StudioCo, Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), and certain Subsidiaries of SEAC have entered into a Business Combination Agreement, dated as of December 22, 2023 (the “BCA”), pursuant to which, among other things, StudioCo will amalgamate with a successor of SEAC (such amalgamated company, “PubCo”) to form a publicly traded company with a class of securities registered under Section 12 of the Exchange Act and, immediately after the Arrangement Effective Time (as defined in the BCA), HoldCo is expected to own a percentage that is at least 82.5% of the issued and outstanding PubCo Common Shares (as defined in the BCA) (collectively with the other transactions contemplated by the BCA, the “Business Combination”);

WHEREAS, in connection with the Business Combination, the board of directors of Parent has determined that it is advisable and in the best interests of Parent and its stakeholders, including its shareholders and creditors, to (i) transfer the StudioCo Assets to StudioCo and its applicable Subsidiaries, and for StudioCo and its applicable Subsidiaries to assume the StudioCo Liabilities, in each case, as more fully described in this Agreement and the Ancillary Agreements and (ii) transfer the StudioCo Equity Interests to Holdco (such transactions collectively, the “Separation”), such Separation to occur prior to, and as a condition to, the consummation of the Business Combination;

WHEREAS, each of Parent, HoldCo and StudioCo has determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation and certain other agreements that will govern certain matters relating to the Separation and the relationship of Parent, StudioCo and the members of their respective Groups following the consummation of the Separation; and

WHEREAS, upon the Closing (as defined in the Business Combination Agreement), PubCo shall become a party to this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the following meanings:

“Accounts Payable” shall mean any and all trade and non-trade accounts payable of either Party or member of its Group.

“Accounts Receivable” shall mean any and all trade and non-trade accounts receivable of either Party or member of its Group.

“Action” shall mean any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” shall mean, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For the purpose of this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that, prior to, at and after the Effective Time, solely for purposes of this Agreement and the Ancillary Agreements, (a) no member of the StudioCo Group shall be deemed to be an Affiliate of any member of the Parent Group and (b) no member of the Parent Group shall be deemed to be an Affiliate of any member of the StudioCo Group.

“Ancillary Agreements” shall mean all agreements (other than this Agreement) entered into by the Parties or the members of their respective Groups (but as to which no Third Party is a party) in connection with the Separation or the other transactions contemplated by this Agreement, including the Shared Services Agreement, the Tax Matters Agreement and the Transfer Documents.

“Approvals or Notifications” shall mean any consents, waivers, approvals, permits or authorizations to be obtained from, notices, registrations or reports to be submitted to, or other filings to be made with, any third Person, including any Governmental Authority.

“Assets” shall mean, with respect to any Person, the assets, properties, claims and rights (including goodwill) of such Person, wherever located (including in the possession of vendors or other third Persons or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of such Person, including rights and benefits pursuant to any contract, license, permit, indenture, note, bond, mortgage, agreement, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement.

“Audio/Visual Works” shall mean any and all visual or audio works, whether of artistic, creative or educational authorship, including any motion picture, television production, game, or cultural, educational, informational or sports program, together with any artwork, books, audiobooks, comic books, articles, stories, soundtracks, musical works or similar content, and any adaptations or derivative works of any of the foregoing, and any recordings or embodiments of any of the foregoing, in each case, whether in print, digital or any other format or medium, whether now known or hereafter devised, in each case, including all associated documentation.

“Business Day” shall mean a day other than a Saturday, a Sunday or a day on which banking institutions located in Vancouver, British Columbia or New York, New York are authorized or obligated by Law or executive order to close.

“Change of Control” shall mean, with respect to a Party: (a) a transaction whereby any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) would acquire, directly or indirectly, voting securities representing more than fifty percent (50%) of the total voting power of such Party; (b) a merger, consolidation, recapitalization or reorganization of such Party, unless securities representing more than fifty percent (50%) of the total voting power of the legal successor to such Party as a result of such merger, consolidation, recapitalization or reorganization are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned such Party’s outstanding voting securities immediately prior to such transaction; or (c) the sale of all or substantially all of the consolidated assets of such Party’s Group. For the avoidance of doubt, the Separation shall not be considered a Change of Control.

“Contract” means any binding contract, agreement, understanding, arrangement, loan or credit agreement, note, bond, indenture, lease, warranty, accepted purchase order with outstanding performance obligations at the applicable time of determination, sublicense or license or other instrument.

“Domains and Social Media” shall mean any and all (a) Internet domain names, uniform resource locators and Internet Protocol addresses, and (b) social media profiles, accounts, addresses and handles, and services related thereto, including those made available through Facebook, Twitter, Instagram, SnapChat, TikTok and other similar platforms, in each case, including the content thereon.

“Employee” means any individual who is an employee of Parent and its Subsidiaries as of immediately prior to the Effective Time.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Former Employee” means any individual who, as of immediately prior to the Effective Time, is a former employee of Parent and its Subsidiaries.

“Former Parent Employee” means any Former Employee whose service related primarily to the Starz Business.

“Former StudioCo Employee” means any Former Employee who is not a Former Parent Employee.

“Governmental Approvals” shall mean any Approvals or Notifications to be made to, or obtained from, any Governmental Authority.

“Governmental Authority” shall mean any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign, multinational, supranational, territorial, or provincial, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, a government and any executive official thereof.

“Group” shall mean either the Parent Group or the StudioCo Group, as the context requires.

“Information Technology” shall mean any and all Software, computer systems (including computers, screens, servers, middleware, workstations, routers, hubs, switches, networks, data communication lines and hardware), network and telecommunications systems hardware, and other information technology equipment or assets, and all associated documentation, but in each case, excluding any Audio/Visual Works and Intellectual Property Rights.

“Insurance Proceeds” shall mean those monies (a) received by an insured from an insurance carrier or (b) paid by an insurance carrier on behalf of the insured, in any such case, net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

“Intellectual Property Rights” shall have the meaning given to “Intellectual Property” as set forth in the BCA.

“Intercompany Financing Arrangement” shall have the meaning set forth in the BCA.

“Law” shall mean any domestic, foreign, multinational, national, supranational, federal, state, territorial, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any Tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” shall mean any and all debts, guarantees, assurances, commitments, liabilities, responsibilities, Losses, remediation, deficiencies, damages, fines, penalties, settlements, sanctions, costs, expenses, attorneys’ fees, interest and obligations of any nature or kind, whether accrued or fixed, absolute or contingent, matured or unmatured, accrued or not accrued, asserted or unasserted, liquidated or unliquidated, foreseen or unforeseen, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any Law, claim (including any Third-Party Claim), demand, Action or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority or arbitration tribunal, and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto.

“Losses” shall mean actual losses (including any diminution in value), costs, damages, penalties and expenses (including legal and accounting fees and expenses and costs of investigation and litigation), whether or not involving a Third-Party Claim.

“Parent Designees” shall mean any and all entities (including corporations, general or limited partnerships, trusts, joint ventures, unincorporated organizations, limited liability entities or other entities) designated by Parent that will be members of the Parent Group as of immediately prior to the Effective Time.

“Parent Employee” means the Employees who are primarily engaged in the STARZ Business.

“Parent Group” shall mean Parent and each Person that is a Subsidiary of Parent (other than StudioCo and any other member of the StudioCo Group).

“Parent Intellectual Property Rights” shall mean (a) the Registered IP (i) constituting registered copyrights or applications (other than those identified on Schedule 1.2, but subject to Section 2.1(c)) for registered copyrights in copyrighted Parent Assets, or (ii) otherwise set forth on Schedule 1.1 or otherwise allocated under a Starz Series Contract, and (b) all other Intellectual Property Rights (other than Registered IP, but subject to Section 2.1(c)), other than StudioCo Intellectual Property Rights, owned by either Party or any member of its Group as of immediately prior to the Effective Time, in each case, including the goodwill associated with or symbolized by any Trademarks included in any of the foregoing Intellectual Property Rights.

“Parties” shall mean the parties to this Agreement.

“Permits” shall mean permits, approvals, authorizations, consents, licenses or certificates issued by any Governmental Authority.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Policies” shall mean insurance policies and insurance contracts of any kind, including global property, excess and umbrella liability, domestic and foreign commercial general liability, local foreign placements, directors and officers liability, fiduciary liability, cyber, media and technology errors and omissions liability, employment practices liability, domestic and foreign automobile, cargo stock throughput, customer cargo, global cargo terrorism, workers’ compensation and employers’ liability, employee dishonesty/crime/fidelity, special contingency (K&R), bonds and self-insurance, together with the rights, benefits, privileges and obligations thereunder.

“Privileged Information” shall mean any information, in written, oral, electronic or any other tangible or intangible forms, including any communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), as to which a Party or any member of its Group would be entitled to assert or have asserted a privilege or other protection, including the attorney-client and attorney work product privileges.

“Real Property” shall mean land together with all easements, rights and interests arising out of the ownership thereof or appurtenant thereto and all buildings, structures, improvements and fixtures located thereon.

“Real Property Leases” shall mean all leases to Real Property and, to the extent covered by such leases, any and all buildings, structures, improvements and fixtures located thereon.

“Registered IP” shall mean all United States, international or foreign: (a) patents and patent applications; (b) registered Trademarks and applications to register Trademarks; and (c) registered copyrights and applications for copyright registration.

“Representatives” shall mean, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys or other representatives.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Security Interest” shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer or other encumbrance of any nature whatsoever.

“Shared Services Agreement” shall mean the Shared Services Agreement to be entered into by and between Parent and StudioCo or any members of their respective Groups in connection with the Separation and the other transactions contemplated by this Agreement, as it may be amended from time to time.

“Software” shall mean any and all software, computer program, application, application programming interface, middleware or firmware, including software implementations of algorithms, models (including any large language models) and methodologies, in each case, whether in source code, object code, human readable form or other form, and all documentation (including user manuals and other training documentation) relating to any of the foregoing.

“Starz Business” shall mean the Media Networks business and operations of Parent and its relevant Subsidiaries, as such business and operations are described under the caption of the “Media Networks” segment of Parent in its Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and conducted at any time prior to the Effective Time by either Party or any of their current or former member of its Group, together with the exploitation of the rights granted or assigned to Parent and the applicable members of the Parent Group under the Starz Series Contracts, as permitted under such Starz Series Contracts and subject to the terms thereof. For the avoidance of doubt, the Starz Business shall include only the business and operations described in the immediately prior sentence, and shall not include any other businesses or operations of Parent or any of its Subsidiaries.

“Starz Series Contracts” shall mean the agreements set forth on Schedule 2.7(b)(vi).

“Starz Transferred Entities” shall mean the entities set forth on Schedule 1.5.

“Studio Business” shall mean any and all businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time prior to the Effective Time by either Party or any member of its Group, other than the Starz Business.

“StudioCo Accounts Payable” shall mean any and all trade and non-trade accounts payable of either Party or member of its Group outstanding as of immediately prior to the Effective Time, in each case, to the extent related to the Studio Business or arising out of any StudioCo Contract.

“StudioCo Accounts Receivable” shall mean any and all trade and non-trade accounts receivable of either Party or member of its Group outstanding as of immediately prior to the Effective Time, in each case, to the extent related to the Studio Business or arising out of any StudioCo Contract.

“StudioCo Audio/Visual Works” shall mean any and all Audio/Visual Works owned, used or held for use by either Party or any of the members of its Group as of immediately prior to the Effective Time that are primarily used, or held or developed primarily for use, in or that primarily relate to the Studio Business.

“StudioCo Balance Sheet” shall mean the combined balance sheet of the Studio Business, including any notes and subledgers thereto, as presented in the Registration Statement/Proxy Statement (as defined in the BCA) at the time it is declared effective under the Securities Act.

“StudioCo Books and Records” shall mean all books and records to the extent used in or necessary, as of immediately prior to the Effective Time, for the operation of the Studio Business, including financial, employee, and general business operating documents, instruments, papers, books, books of account, records and files and data related thereto (including regulatory dossiers, correspondence and related documentation); provided, that StudioCo Books and Records shall not include material that Parent is not permitted by applicable Law or binding agreement to disclose or transfer to StudioCo.

“StudioCo Contracts” means (a) any Contract to which either Party or any member of its Group is a party or to which any of the StudioCo Assets is subject, in each case that primarily relates to or is primarily used in connection with the Studio Business (in any event including the StudioCo Leases), (b) to the extent assignable, the applicable portion of any assignment, work made for hire, non-disclosure or confidentiality agreements to the extent relating to the assignment or ownership of or restricting the use or disclosure of information of the Studio Business or any StudioCo Asset (including any such agreement) and (c) the applicable portions of each Shared Contract.

“StudioCo Designees” shall mean any and all entities (including corporations, general or limited partnerships, trusts, joint ventures, unincorporated organizations, limited liability entities or other entities) designated by Parent that will be members of the StudioCo Group as of immediately prior to the Effective Time.

“StudioCo Domains and Social Media” shall mean any and all Domains and Social Media owned or controlled by, or registered in the name of, either Party or any member of its Group as of immediately prior to the Effective Time that are primarily used or held primarily for use in or primarily related to the Studio Business.

“StudioCo Employee” means any Employee who is not a Parent Employee.

“StudioCo Group” shall mean (a) prior to the Effective Time, StudioCo and each Person that will be a Subsidiary of StudioCo immediately after the Effective Time, including the StudioCo Transferred Entities and their respective Subsidiaries, even if, prior to the Effective Time, such Person is not a Subsidiary of StudioCo, and (b) on and after the Effective Time, StudioCo and each Person that is a Subsidiary of StudioCo.

“StudioCo Information Technology” shall mean any and all Information Technology owned by either Party or any member of its Group as of immediately prior to the Effective Time that are primarily used, or held or developed primarily for use, in or primarily related to the Studio Business.

“StudioCo Intellectual Property Rights” shall mean (a) the Registered IP (i) constituting registered copyrights or applications (other than those identified on Schedule 1.1 or otherwise allocated under a Starz Series Contract, but subject to Section 2.1(c)) for registered copyrights in StudioCo Audio/Visual Works or other copyrighted StudioCo Assets, or (ii) otherwise set forth on Schedule 1.2 (other than those otherwise allocated under a Starz Series Contract, and (b) any and all other Intellectual Property Rights (other than Registered IP, but subject to Section 2.1(c)) owned by either Party or any of the members of its Group as of immediately prior to the Effective Time that are primarily used, or held or developed primarily for use, in or primarily related to the Studio Business, in each case, including the goodwill associated with or symbolized by any Trademarks included in any of the foregoing Intellectual Property Rights.

“StudioCo Leases” shall have the meaning set forth in the definition of StudioCo Real Property.

“StudioCo Permits” shall mean all Permits owned or licensed by either Party or any member of its Group primarily used or held for use primarily in the Studio Business as of immediately prior to the Effective Time, for the avoidance of doubt.

“StudioCo Real Property” shall mean (a) all of the Real Property owned by either Party or member of its Group as of immediately prior to the Effective Time listed or described on Schedule 1.3(a), (b) the Real Property Leases to which either Party or member of its Group is party as of immediately prior to the Effective Time set forth on Schedule 1.3(b) (“StudioCo Leases”) and (c) all recorded Real Property notices, easements, and obligations with respect to the Real Property and/or Real Property leases described in clauses (a) and (b) of this definition.

“StudioCo Transferred Entities” shall mean the entities set forth on Schedule 1.4.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, joint venture, partnership or other entity of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Tangible Information” shall mean information that is contained in written, electronic or other tangible forms.

“Tangible Personal Property” shall mean machinery, equipment, hardware, furniture, fixtures, tools, motor vehicles and other transportation equipment, special and general tangible tools, prototypes, models and other tangible personal property, it being understood that Tangible Personal Property shall not include any (a) any Information Technology or (b) Audio/Visual Works.

“Tax” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Act” shall mean the Income Tax Act (Canada), as amended.

“Tax Matters Agreement” shall mean the Tax Matters Agreement to be entered into by and between Parent and PubCo in connection with the Separation and the other transactions contemplated by this Agreement, as it may be amended from time to time.

“Tax Return” shall have the meaning set forth in the Tax Matters Agreement.

“Third Party” shall mean any Person other than the Parties or any members of their respective Groups.

“Trademark” means any trademark, service mark, slogan, trade dress, trade name, logo or other designation of origin, including any registrations thereof or applications for such registration, including any and all goodwill associated with or symbolized by any of the foregoing.

“Transaction Documents” shall have the meaning set forth in the BCA.

Terms	Sections
Agreement	Preamble
Delayed Parent Asset	2.5(h)
Delayed Parent Liability	2.5(h)
Delayed StudioCo Asset	2.5(c)
Delayed StudioCo Liability	2.5(c)
HoldCo	Preamble
Indemnifying Party	3.4(a)
Indemnitee	3.4(a)
Indemnity Payment	3.4(a)
Insurance Termination Time	4.2(b)
Linked	2.10(a)
Parent	Preamble
Parent Accounts	2.10(a)
Parent Assets	2.2(b)
Parent Board	Recitals
Parent Books and Records	2.2(b)(iii)
Parent Indemnitees	3.2
Parent Liabilities	2.3(b)
Separation	Recitals
Shared Contract	2.9(a)
Specified Ancillary Agreement	11.19
StudioCo	Preamble
StudioCo Accounts	2.10(a)
StudioCo Assets	2.2(a)
StudioCo Indemnitees	3.3
StudioCo Leases	Article I
StudioCo Liabilities	2.3(a)
StudioCo Policies	4.2(c)
Third-Party Claim	3.5(a)
Transfer Documents	2.1(b)
Unreleased Parent Liability	2.6(b)(ii)
Unreleased StudioCo Liability	2.6(a)(ii)

ARTICLE II

THE SEPARATION

2.1 Transfer of Assets and Assumption of Liabilities.

(a) Subject to Section 2.5, as of the Effective Time:

(i) Transfer and Assignment of StudioCo Equity Interests. Parent hereby contributes, assigns, transfers, conveys and delivers, and hereby causes the applicable members of its Group to contribute, assign, transfer, convey and deliver, to HoldCo, and HoldCo hereby accepts and receives from Parent and the applicable members of the Parent Group, all of Parent’s and such Parent Group member’s respective direct or indirect right, title and interest in and to the outstanding equity interests in StudioCo (the “StudioCo Equity Interests”);

(ii) Transfer and Assignment of StudioCo Assets. Parent hereby contributes, assigns, transfers, conveys and delivers, and hereby causes the applicable members of its Group to contribute, assign, transfer, convey and deliver to StudioCo, or the applicable StudioCo Designees, and StudioCo or such StudioCo Designees hereby accept and receive from Parent and the applicable members of the Parent Group, all of Parent’s and such Parent Group member’s respective direct or indirect entire worldwide right, title and interest in and to all of the StudioCo Assets (it being understood that if any StudioCo Asset shall be held by a StudioCo Transferred Entity or a wholly owned Subsidiary of a StudioCo Transferred Entity, such StudioCo Asset will be assigned, transferred, conveyed and delivered to StudioCo as a result of the transfer of all of the equity interests in such StudioCo Transferred Entity from Parent or the applicable members of the Parent Group to StudioCo or the applicable StudioCo Designee if such StudioCo Asset is not otherwise directly assigned, transferred, conveyed and delivered to StudioCo or the applicable StudioCo Designee);

(iii) Acceptance and Assumption of StudioCo Liabilities. From and after the Effective Time, StudioCo and the applicable StudioCo Designees hereby accept, assume and agree faithfully to perform, discharge and fulfill all the StudioCo Liabilities in accordance with their respective terms (it being understood that if any StudioCo Liability is a liability of a StudioCo Transferred Entity or a wholly owned Subsidiary of a StudioCo Transferred Entity, such StudioCo Liability may be assumed by StudioCo as a result of the transfer of all of the equity interests in such StudioCo Transferred Entity from Parent or the applicable members of the Parent Group to StudioCo or the applicable StudioCo Designee). StudioCo and such StudioCo Designees shall be responsible for all StudioCo Liabilities, regardless of when or where such StudioCo Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such StudioCo Liabilities are asserted or determined (including any StudioCo Liabilities arising out of claims made by Parent’s or StudioCo’s respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Parent Group or the StudioCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Parent Group or the StudioCo Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates;

(iv) Transfer and Assignment of Parent Assets. Parent and StudioCo hereby cause StudioCo and the StudioCo Designees to contribute, assign, transfer, convey and deliver to Parent or certain members of the Parent Group designated by Parent, and Parent or such other members of the Parent Group hereby accept and receive from StudioCo and the StudioCo Designees, all of StudioCo’s and such StudioCo Designees’ respective direct or indirect right, title and interest in and to all Parent Assets held by StudioCo or a StudioCo Designee (it being understood that if any Parent Asset shall be held by a Starz Transferred Entity or a wholly owned Subsidiary of a Starz Transferred Entity, such Parent Asset will be assigned, transferred, conveyed and delivered to Parent as a result of the transfer of all of the equity interests in such Starz Transferred Entity from StudioCo or the applicable members of the StudioCo Group to Parent or the applicable Parent Designee if such Parent Asset is not otherwise directly assigned, transferred, conveyed and delivered to Parent or the applicable Parent Designee); and

(v) Acceptance and Assumption of Parent Liabilities. From and after the Effective Time, Parent and certain of members of the Parent Group designated by Parent hereby accept and assume and agree faithfully to perform, discharge and fulfill all of the Parent Liabilities held by StudioCo or any StudioCo Designee (it being understood that if any Parent Liability is a liability of a Starz Transferred Entity or a wholly owned Subsidiary of a Starz Transferred Entity, such Parent Liability may be assumed by Parent as a result of the transfer of all of the equity interests in such Starz Transferred Entity from StudioCo or the applicable members of the StudioCo Group to Parent or the applicable Parent Designee) and Parent and the applicable members of the Parent Group shall be responsible for all Parent Liabilities in accordance with their respective terms, regardless of when or where such Parent Liabilities arose or arise, whether the facts on which they are based occurred prior to or subsequent to the Effective Time, where or against whom such Parent Liabilities are asserted or determined (including any such Parent Liabilities arising out of claims made by Parent’s or StudioCo’s respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Parent Group or the StudioCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Parent Group or the StudioCo Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

(b) Transfer Documents. In furtherance of the contribution, assignment, transfer, conveyance and delivery of the Assets and the assumption of the Liabilities in accordance with Section 2.1(a), (i) each Party shall execute and deliver, and shall cause the applicable members of its Group to execute and deliver, to the other Party, such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of such Party’s and the applicable members of its Group’s right, title and interest in and to such Assets to the other Party and the applicable members of its Group in accordance with Section 2.1(a), and (ii) each Party shall execute and deliver, and shall cause the applicable members of its Group to execute and deliver, to the other Party, such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Liabilities by such Party and the applicable members of its Group in accordance with Section 2.1(a). All of the foregoing documents contemplated by this Section 2.1(b) shall be referred to collectively herein as the “Transfer Documents.” The Transfer Documents shall effect certain of the transactions contemplated by this Agreement and, notwithstanding anything in this Agreement to the contrary, shall not expand or limit any of the obligations, covenants or agreements in this Agreement. It is expressly agreed that in the event of any conflict between the terms of the Transfer Documents and the terms of this Agreement or an Ancillary Agreement, the terms of this Agreement or the Ancillary Agreement, as applicable, shall control.

(c) Misallocations.

(i) In the event that at any time or from time to time (whether prior to, at or after the Effective Time), one Party (or any member of such Party’s Group) shall receive or otherwise possess any Asset that is allocated to the other Party (or any member of such Party’s Group) pursuant to this Agreement or any Ancillary Agreement, such Party shall promptly transfer, or cause to be transferred, such Asset at no additional cost or consideration to the Party so entitled thereto (or to any member of such Party’s Group), and such Party (or member of such Party’s Group) shall accept such Asset. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for such other Person. In the event that at any time or from time to time (whether prior to, at or after the Effective Time), one Party (or any member of such Party’s Group) shall be liable for or otherwise assume any Liability that is allocated to the other Party (or any member of such Party’s Group) pursuant to this Agreement or any Ancillary Agreement, such other Party shall promptly assume, or cause to be assumed, such Liability and agree to faithfully perform such Liability.

(ii) In the event that either Party is or becomes aware of any Registered IP that is, immediately following the Effective Time, primarily used, or held or developed primarily for use, in or primarily related to the business of one Party (i.e., in the case of StudioCo, the StudioCo Business, and in the case of Parent, the Starz Business), but that was as of the Closing, and continues at such time to be, owned by the other Party (or any member(s) of such other Party’s Group) (such Registered IP, “Misallocated Registered IP”), and within three (3) years following the date of this Agreement informs the other Party of such belief in writing, then, subject to the other Party’s agreement in writing (acting reasonably and in good faith) that such Registered IP constitutes Misallocated Registered IP, then (A) such Misallocated Registered IP shall thereafter be deemed, as applicable, (1) “StudioCo Intellectual Property Rights” if the Parties have agreed that such Misallocated Registered IP is primarily used, or held or developed primarily for use, in or primarily related to, the StudioCo Business, and (2) “Parent Intellectual Property Rights” if the Parties have agreed that such Misallocated Registered IP is primarily used, or held or developed primarily for use, in or primarily related to the Starz Business; and (B) such Misallocated Registered IP shall thereafter immediately be deemed contributed, assigned, transferred, conveyed and delivered (and the Party that erroneously owns such Misallocated Registered IP hereby contributes, assigns, transfers, conveys and delivers to the other Party such Misallocated Registered IP) in accordance with Section 2.1(a)(ii) or (iv), as applicable, and the Parties shall take such actions with respect thereto in accordance with Section 2.1(b). If the Parties do not reach written agreement with respect to the ownership or identification of Misallocated Registered IP within thirty (30) days after a Party is informed by the other Party (acting reasonably and in good faith) of such other Party’s assertion in accordance with this Section 2.1(c) that such Registered IP constitutes Misallocated Registered IP, then the Parties shall use commercially reasonable efforts to promptly resolve such dispute in good faith.

(d) Waiver of Bulk-Sale and Bulk-Transfer Laws. StudioCo hereby waives compliance by each and every member of the Parent Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the StudioCo Assets to any member of the StudioCo Group. Parent hereby waives compliance by each and every member of the StudioCo Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Parent Assets to any member of the Parent Group.

(e) Intellectual Property Rights.

(i) If and solely to the extent that, as a matter of Law in any jurisdiction, Parent or the applicable members of its Group cannot assign, transfer or convey any of Parent’s or such Parent Group members’ respective direct or indirect right, title and interest in and to any StudioCo Intellectual Property Rights, then, to the greatest extent permitted under applicable Law, Parent hereby irrevocably grants, and hereby causes the applicable members of its Group to irrevocably grant, to StudioCo, or the applicable StudioCo Designees, an exclusive (even as to Parent and the applicable members of its Group, but subject to any other licenses or other agreements granted between the Parties and their respective Affiliates), irrevocable, assignable, transferable, sublicenseable (including through multiple tiers), worldwide, perpetual, royalty-free license under such StudioCo Intellectual Property Rights to use, reproduce, publish, display, distribute, publicly perform, make derivative works of, make, import, sell, offer for sale, and otherwise exploit and commercialize in any manner now known or in the future discovered and for whatever purpose, any and all goods, works or services.

(ii) If and solely to the extent that, as a matter of Law in any jurisdiction, StudioCo or the applicable members of its Group cannot assign, transfer or convey any of StudioCo’s or such StudioCo Group members’ respective direct or indirect right, title and interest in and to any Parent Intellectual Property Rights, then, to the greatest extent permitted under applicable Law, StudioCo hereby irrevocably grants, and hereby causes the applicable members of its Group to irrevocably grant, to Parent, or the applicable Parent Designees, an exclusive (even as to StudioCo and the applicable members of its Group, but subject to any other licenses or other agreements granted between the Parties and their respective Affiliates), irrevocable, assignable, transferable, sublicenseable (including through multiple tiers), worldwide, perpetual, royalty-free license under such Parent Intellectual Property Rights to use, reproduce, publish, display, distribute, publicly perform, make derivative works of, make, import, sell, offer for sale, and otherwise exploit and commercialize in any manner now known or in the future discovered and for whatever purpose, any and all goods, works or services.

(f) Electronic Transfer. All transferred StudioCo Assets and Parent Assets, including transferred Audio/Visual Works and Software, that can be delivered by electronic transmission will be so delivered or made available to StudioCo, Parent or their respective designees (as applicable), at a designated FTP site or in another electronic form to be determined by the Parties.

2.2 StudioCo Assets; Parent Assets.

(a) StudioCo Assets. For purposes of this Agreement, “StudioCo Assets” shall mean (without duplication), except as set forth on Schedule 2.2(a), those Assets of either Party or the members of their respective Groups as of immediately prior to the Effective Time, whether now existing or hereinafter acquired, used or contemplated to be used or held for use exclusively or primarily in the ownership, operation or conduct of the Studio Business or relating exclusively or primarily to the Studio Business or to a member of the StudioCo Group, including the following:

(i) (A) all issued and outstanding capital stock or other equity interests of the StudioCo Transferred Entities that are owned by either Party or any members of its Group as of immediately prior to the Effective Time and (B) the equity interests set forth on Schedule 2.2(a)(i);

(ii) except as otherwise set forth in this Section 2.2(a), all Assets of either Party or any members of its Group included or reflected as assets of the StudioCo Group on the StudioCo Balance Sheet, subject to any dispositions of such Assets subsequent to the date of the StudioCo Balance Sheet; provided, that the amounts set forth on the StudioCo Balance Sheet with respect to any Assets shall not be treated as minimum amounts or limitations on the amount of such Assets that are included in the definition of StudioCo Assets pursuant to this clause (ii);

(iii) except as otherwise set forth in this Section 2.2(a), all Assets of either Party or any of the members of its Group as of immediately prior to the Effective Time that are of a nature or type that would have resulted in such Assets being included as Assets of StudioCo or members of the StudioCo Group on a pro forma combined balance sheet of the StudioCo Group or any notes or subledgers thereto as of immediately prior to the Effective Time (were such balance sheet, notes and subledgers to be prepared on a basis consistent with the determination of the Assets included on the StudioCo Balance Sheet), it being understood that (x) the StudioCo Balance Sheet shall be used to determine the types of, and methodologies used to determine, those Assets that are included in the definition of StudioCo Assets pursuant to this clause (iii); and (y) the amounts set forth on the StudioCo Balance Sheet with respect to any Assets shall not be treated as minimum amounts or limitations on the amount of such Assets that are included in the definition of StudioCo Assets pursuant to this clause (iii);

(iv) all Assets of either Party or any of the members of its Group as of immediately prior to the Effective Time that are expressly provided by any provision of this Agreement or any Ancillary Agreement as Assets to be transferred to or owned by StudioCo or any other member of the StudioCo Group;

(v) all StudioCo Contracts as of immediately prior to the Effective Time and all rights, interests or claims of either Party or any of the members of its Group thereunder as of immediately prior to the Effective Time;

(vi) any and all StudioCo Accounts Receivable;

(vii) any and all finished goods inventory, supplies, components, packaging materials and other inventories, including any inventory in-transit and other inventories being held by third parties pursuant to consignment and used inventory, and all valuation-related adjustments relating thereto (including those relating to warranty, prompt pay discounts, royalties and other items), in each case, primarily related to the Studio Business as of immediately prior to the Effective Time;

(viii) any and all StudioCo Books and Records in the possession of either Party or any member of its Group as of immediately prior to the Effective Time; provided, that Parent shall be permitted to continue to use and, if applicable, retain copies of, (A) any StudioCo Books and Records that as of the Effective Time are used in or necessary for the operation or conduct of the Starz Business, (B) any StudioCo Books and Records that Parent is required by applicable Law to retain (and if copies are not provided to StudioCo, then, to the extent permitted by applicable Law, such copies will be made available to StudioCo upon StudioCo’s reasonable request), (C) any StudioCo Books and Records to the extent required to demonstrate compliance with applicable Law or pursuant to internal compliance procedures or related to any Parent Assets or Parent’s and/or its Affiliates’ obligations under this Agreement or any of the Ancillary Agreements and (D) “back-up” electronic tapes of such StudioCo Books and Records maintained by Parent in the ordinary course of business, and such copies described in clauses (A) through (D) shall be considered “Parent Assets”;

(ix) all StudioCo Intellectual Property Rights, including, for clarity, (a) all rights to sue for any past, present or future infringement, misappropriation or other violation of any StudioCo Intellectual Property Rights, and to seek, recover and retain damages, costs or attorney’s fees due or accrued for any such past, present or future infringement, misappropriation or violation thereof, (b) all rights to file for registration or issuance of any of the foregoing, (c) all proceeds now or hereafter due or payable with respect to any of the foregoing, and (d) any and all goodwill associated with or symbolized by any Trademarks included in such StudioCo Intellectual Property Rights;

(x) all StudioCo Audio/Visual Works; provided that Parent shall be permitted to continue to use and, if applicable, retain copies of, StudioCo Audio/Visual Works as expressly permitted under any separate licensing or similar arrangements in favor of any member of the Parent Group;

(xi) all StudioCo Information Technology;

(xii) all StudioCo Domains and Social Media;

(xiii) all StudioCo Permits as of immediately prior to the Effective Time and all rights, interests or claims of either Party or any of the members of its Group thereunder as of immediately prior to the Effective Time;

(xiv) all cash and cash equivalents of StudioCo or any members of the StudioCo Group as of immediately prior to the Effective Time, except for any cash or cash equivalents withdrawn from StudioCo Accounts in accordance with Section 2.9(d);

(xv) all StudioCo Real Property as of immediately prior to the Effective Time;

(xvi) all Tangible Personal Property primarily related to the Studio Business; and

(xvii) any and all Assets set forth on Schedule 2.2(a)(xvii).

Notwithstanding the foregoing, the Parties hereby acknowledge and agree that (A) while a single asset may fall within more than one of the clauses (i) through (xvii) in this Section 2.2(a), such fact does not imply that (x) such asset shall be transferred more than once or (y) any duplication of such asset is required, (B) the StudioCo Assets shall not in any event include any Asset referred to in clauses (i) through (xi) of Section 2.2(b) (other than as referred to in the proviso of Section 2.2(b)(iii)) or any Assets set forth in Schedule 2.2(a)(xviii), and (C) the StudioCo Assets shall not include any Tax assets, which shall be governed as provided in the Tax Matters Agreement.

(b) Parent Assets. For the purposes of this Agreement, “Parent Assets” shall mean all Assets of either Party or the members of their respective Groups as of immediately prior to the Effective Time, other than the StudioCo Assets. Notwithstanding anything herein to the contrary, the Parent Assets shall include:

(i) all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by Parent or any other member of the Parent Group, including the equity interests set forth on Schedule 2.2(b)(i);

(ii) all contracts and agreements of either Party or any of the members of its Group as of immediately prior to the Effective Time other than the StudioCo Contracts;

(iii) any and all books and records other than the StudioCo Books and Records (collectively, “Parent Books and Records”) in the possession of either Party or any member of its Group as of immediately prior to the Effective Time; provided, that, (x) any and all Parent Books and Records in the possession, custody, or control of any member of the StudioCo Group as of the Effective Time shall remain in the possession, custody, or control of the StudioCo Group, and access by Parent and the Parent Group to such Parent Books and Records from and after the Effective Time shall be in accordance with Article V and (y) StudioCo shall be permitted to continue to use and if applicable, retain copies of, (A) any Parent Books and Records that as of the Effective Time are used in or necessary for the operation or conduct of the Studio Business, (B) any Parent Books and Records that StudioCo is required by applicable Law to retain (and if copies are not provided to Parent, then, to the extent permitted by applicable Law, such copies will be made available to Parent upon Parent’s reasonable request), (C) any Parent Books and Records to the extent required to demonstrate compliance with applicable Law or pursuant to internal compliance procedures or related to any StudioCo Assets or StudioCo’s and/or its Affiliates’ obligations under this Agreement or any of the Ancillary Agreements and (D) “back-up” electronic tapes of such Parent Books and Records maintained by StudioCo in the ordinary course of business, and such copies described in clauses (A) through (D) shall be considered “StudioCo Assets”;

(iv) all Parent Intellectual Property Rights, including, for clarity, (a) all rights to sue for any past, present or future infringement, misappropriation or other violation of any Parent Intellectual Property Rights, and to seek, recover and retain damages due or accrued for any such past, present or future infringement, misappropriation or violation thereof, (b) all rights to file for registration or issuance of any of the foregoing, (c) all proceeds now or hereafter due or payable with respect to any of the foregoing, and (d) any and all goodwill associated with or symbolized by any Trademarks included in such Parent Intellectual Property Rights;

(v) all Information Technology, other than StudioCo Information Technology, owned by either Party or any member of its Group as of immediately prior to the Effective Time;

(vi) the Domains and Social Media owned by either Party or any member of its Group as of immediately prior to the Effective Time other than StudioCo Domains and Social Media;

(vii) all Accounts Receivable, other than the StudioCo Accounts Receivable;

(viii) all Permits of either Party or any of the members of its Group as of immediately prior to the Effective Time (other than the StudioCo Permits) and all rights, interests or claims of either Party or any of the members of its Group thereunder as of immediately prior to the Effective Time;

(ix) all Real Property of either Party or any of the members of its Group as of immediately prior to the Effective Time (other than the StudioCo Real Property);

(x) all cash and cash equivalents of either Party or any of the members of its Group as of immediately prior to the Effective Time (other than cash and cash equivalents of StudioCo or any other member of the StudioCo Group as of immediately prior to the Effective Time, except for any cash or cash equivalents withdrawn from StudioCo Accounts in accordance with Section 2.9(d)); and

(xi) any and all Assets assigned to any member of the Parent Group under any Starz Series Contracts or set forth on Schedule 2.2(b)(xi).

provided that, notwithstanding the foregoing, the Parent Assets shall not include any Tax assets, which shall be governed as provided in the Tax Matters Agreement.

2.3 StudioCo Liabilities; Parent Liabilities.

(a) StudioCo Liabilities. For the purposes of this Agreement, “StudioCo Liabilities” shall mean the following Liabilities of either Party or any of the members of its Group:

(i) any and all Liabilities included or reflected as liabilities or obligations of StudioCo or the members of the StudioCo Group on the StudioCo Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the StudioCo Balance Sheet; provided, that the amounts set forth on the StudioCo Balance Sheet with respect to any Liabilities shall not be treated as minimum amounts or limitations on the amount of such Liabilities that are included in the definition of StudioCo Liabilities pursuant to this clause (i);

(ii) any and all Liabilities as of immediately prior to the Effective Time that are of a nature or type that would have resulted in such Liabilities being included or reflected as liabilities or obligations of StudioCo or the members of the StudioCo Group on a pro forma combined balance sheet of the StudioCo Group or any notes or subledgers thereto as of immediately prior to the Effective Time (were such balance sheet, notes and subledgers to be prepared on a basis consistent with the determination of the Liabilities included on the StudioCo Balance Sheet), it being understood that (x) the StudioCo Balance Sheet shall be used to determine the types of, and methodologies used to determine, those Liabilities that are included in the definition of StudioCo Liabilities pursuant to this clause (ii); and (y) the amounts set forth on the StudioCo Balance Sheet with respect to any Liabilities shall not be treated as minimum amounts or limitations on the amount of such Liabilities that are included in the definition of StudioCo Liabilities pursuant to this clause (ii);

(iii) any and all StudioCo Accounts Payable;

(iv) any and all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by StudioCo or any other member of the StudioCo Group, and all agreements, obligations and Liabilities of any member of the StudioCo Group under this Agreement or any of the Ancillary Agreements;

(v) except as otherwise set forth in this Section 2.3(a), any and all Liabilities, relating to, arising out of or resulting from the actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, at or after the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Effective Time), in each case to the extent that such Liabilities relate to, arise out of or result from (and only such portion relating to, arising out of or resulting from) the Studio Business or a StudioCo Asset;

(vi) subject to Article VI, any and all Liabilities related to the StudioCo Employees and Former StudioCo Employees, including Liabilities for compensation and benefits, but excluding any and all Liabilities in respect of equity and equity-based awards granted by Parent to StudioCo Employees and Former StudioCo Employees (provided that the costs of such awards shall be reflected as an expense on the financial statements of the StudioCo Group for accounting purposes in accordance with the Shared Services Agreement); and

(vii) any and all Liabilities (x) arising out of any matter set forth on Schedule 2.3(a)(vii) or (y) arising out of any claims made by any Third Party (including Parent’s or StudioCo’s respective directors, officers, shareholders, employees and agents) against any member of the Parent Group or the StudioCo Group to the extent relating to, arising out of or resulting from (and only such portion relating to, arising out of or resulting from) the Studio Business or the StudioCo Assets, or the other business, operations, activities or Liabilities referred to in clauses (i) through (vi) above.

provided that, notwithstanding the foregoing or anything else to the contrary herein, the StudioCo Liabilities shall not include any Liabilities of the StudioCo Transferred Entities arising under or in connection with the LG Credit Agreement and the senior notes issued under the LG Indenture to the extent not expressly assumed or incurred pursuant to the Intercompany Financing Arrangement to be entered into at or prior to the Effective Time.

Notwithstanding the foregoing, the Parties hereby acknowledge and agree that (A) while a single Liability may fall within more than one of the clauses (i) through (vii) in this Section 2.3(a), such fact does not imply that (x) such Liability shall be transferred more than once or (y) any duplication of such Liability is required, (B) the StudioCo Liabilities shall not in any event include any Liability referred to in clauses (i) through (vii) of Section 2.3(b) or any Liabilities set forth in Schedule 2.3(a)(viii), and (C) the StudioCo Liabilities shall not include any Liabilities related to Taxes, which shall be governed as provided in the Tax Matters Agreement.

(b) Parent Liabilities. For the purposes of this Agreement, “Parent Liabilities” shall mean the following Liabilities of either Party or any of the members of its Group:

(i) any and all Accounts Payable, other than the StudioCo Accounts Payable;

(ii) any and all Liabilities relating to, arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, at or after the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Effective Time) of any member of the Parent Group, and, prior to the Effective Time, any member of the StudioCo Group, in each case, to the extent that such Liabilities are not StudioCo Liabilities;

(iii) any and all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Parent or any other member of the Parent Group, and all agreements, obligations and Liabilities of any member of the Parent Group under this Agreement or any of the Ancillary Agreements;

(iv) subject to Article VI, any and all Liabilities related to the Parent Employees and Former Parent Employees including Liabilities for compensation and benefits;

(v) Any and all Liabilities in respect of equity and equity-based awards granted by Parent to Employees and Former Employees (provided that the costs of such awards shall be reflected as an expense on the financial statements of the StudioCo Group for accounting purposes in accordance with the Shared Services Agreement);

(vi) any and all Liabilities (x) arising out of any matter set forth on Schedule 2.3(b)(vi) or (y) arising out of any claims made by any Third Party (including Parent’s or StudioCo’s respective directors, officers, shareholders, employees and agents) against any member of the Parent Group or the StudioCo Group to the extent relating to, arising out of or resulting from (and only such portion relating to, arising out of or resulting from) the Starz Business or the Parent Assets, or the other business, operations, activities or Liabilities referred to in clauses (i) through (v) above; and

(vii) any and all Liabilities set forth on Schedule 2.3(b)(vii);

provided that, notwithstanding the foregoing, the Parent Liabilities shall not include any Liabilities for Taxes, which shall be governed as provided in Tax Matters Agreement.

2.4 Effective Time. Subject to the terms and conditions of this Agreement, the Separation shall be consummated at a closing by electronic exchange of documents and signatures at 12:00 a.m. (Vancouver time) on the date hereof, or at such other place or on such other date and time as Parent and StudioCo may mutually agree upon in writing (such date, the “Effective Date,” and such time, the “Effective Time”).

2.5 Approvals and Notifications.

(a) Approvals and Notifications for StudioCo Assets and Liabilities. To the extent that the transfer or assignment of any StudioCo Asset, the assumption of any StudioCo Liability or the Separation requires any Approvals or Notifications, the Parties shall use their commercially reasonable efforts to obtain or make such Approvals or Notifications as soon as reasonably practicable and within any time periods required by such Approvals or Notifications; provided, however, that, except to the extent expressly provided in this Agreement or any of the Ancillary Agreements or as otherwise agreed between Parent and StudioCo, neither Parent nor StudioCo shall be obligated to contribute capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation or agreeing to any amended contract terms) to any Person in order to obtain or make such Approvals or Notifications.

(b) Delayed StudioCo Transfers. If and to the extent that the valid, complete and perfected transfer or assignment to the StudioCo Group of any StudioCo Asset or assumption by the StudioCo Group of any StudioCo Liability in connection with the Separation would be a violation of applicable Law or require any Approvals or Notifications that have not been obtained or made by the Effective Time, then, unless the Parties mutually shall otherwise determine, the transfer or assignment to the StudioCo Group of such StudioCo Assets or the assumption by the StudioCo Group of such StudioCo Liabilities, as the case may be, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such Approvals or Notifications have been obtained or made. Notwithstanding the foregoing, any such StudioCo Assets or StudioCo Liabilities shall continue to constitute StudioCo Assets and StudioCo Liabilities for all other purposes of this Agreement.

(c) Treatment of Delayed StudioCo Assets and Delayed StudioCo Liabilities. If any transfer or assignment of any StudioCo Asset (or a portion thereof) or any assumption of any StudioCo Liability (or a portion thereof) intended to be transferred, assigned or assumed hereunder, as the case may be, is not consummated at or prior to the Effective Time, whether as a result of the provisions of Section 2.5(b) or for any other reason (any such StudioCo Asset (or a portion thereof), a “Delayed StudioCo Asset” and any such StudioCo Liability (or a portion thereof), a “Delayed StudioCo Liability”), then, insofar as reasonably possible and subject to applicable Law, the member of the Parent Group retaining such Delayed StudioCo Asset or such Delayed StudioCo Liability, as the case may be, shall thereafter hold such Delayed StudioCo Asset or Delayed StudioCo Liability, as the case may be, for the use and benefit (or the performance and obligation, in the case of a Liability) of the member of the StudioCo Group entitled thereto (at the expense of the member of the StudioCo Group entitled thereto), and such member of the StudioCo Group shall be afforded all the benefits and burdens of such Delayed StudioCo Asset or Delayed StudioCo Liability, as applicable. In addition, the member of the Parent Group retaining such Delayed StudioCo Asset or such Delayed StudioCo Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Delayed StudioCo Asset or Delayed StudioCo Liability in the ordinary course of business in accordance with StudioCo Group past practice and take such other actions as may be reasonably requested by the member of the StudioCo Group to whom such Delayed StudioCo Asset is to be transferred or assigned, or which will assume such Delayed StudioCo Liability, as the case may be, in order to place such member of the StudioCo Group in a substantially similar position as if such Delayed StudioCo Asset or Delayed StudioCo Liability had been contributed, transferred, assigned or assumed as contemplated hereby and so that all the benefits and burdens relating to such Delayed StudioCo Asset or Delayed StudioCo Liability, as the case may be, including use, risk of loss, potential for gain and dominion, control and command over such Delayed StudioCo Asset or Delayed StudioCo Liability, as the case may be, and all costs and expenses related thereto, shall enure from and after the Effective Time (and from any earlier time provided for in a Transfer Document until the Effective Time) to the StudioCo Group. Each of Parent and StudioCo shall, and shall cause the members of its Group to, (i) treat for all Tax purposes any Delayed StudioCo Asset or Delayed StudioCo Liability as an Asset owned by, and/or a Liability of, as applicable, StudioCo or the applicable member(s) of the StudioCo Group, not later than the Effective Time, and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by applicable Law). For the avoidance of doubt, Parent shall not dispose of, pledge, sell or otherwise transfer any Delayed StudioCo Asset without the prior written consent of StudioCo.

(d) Transfer of Delayed StudioCo Assets and Delayed StudioCo Liabilities. If and when the Approvals or Notifications, the absence of which caused the deferral of transfer or assignment of any Delayed StudioCo Asset or the deferral of assumption of any Delayed StudioCo Liability pursuant to Section 2.5(b), are obtained or made, and, if and when any other legal impediments to the transfer or assignment of any Delayed StudioCo Asset or the assumption of any Delayed StudioCo Liability have been removed, the transfer or assignment of the applicable Delayed StudioCo Asset or the assumption of the applicable Delayed StudioCo Liability, as the case may be, shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

(e) Costs for Delayed StudioCo Assets and Delayed StudioCo Liabilities. Except as otherwise agreed in writing between the Parties, any member of the Parent Group retaining a Delayed StudioCo Asset or Delayed StudioCo Liability due to the deferral of the transfer or assignment of such Delayed StudioCo Asset or the deferral of the assumption of such Delayed StudioCo Liability, as the case may be, shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced (or otherwise made available) by StudioCo or the member of the StudioCo Group entitled to the Delayed StudioCo Asset or Delayed StudioCo Liability, other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by StudioCo or the member of the StudioCo Group entitled to such Delayed StudioCo Asset or Delayed StudioCo Liability; provided, however, that the Parent Group shall not knowingly allow the loss or diminution in value of any Delayed StudioCo Asset without first providing the StudioCo Group commercially reasonable notice of such potential loss or diminution in value and affording the StudioCo Group commercially reasonable opportunity to take action to prevent such loss or diminution in value.

(f) Approvals and Notifications for Parent Assets and Liabilities. To the extent that the transfer or assignment of any Parent Asset, the assumption of any Parent Liability or the Separation requires any Approvals or Notifications, the Parties shall use their commercially reasonable efforts to obtain or make such Approvals or Notifications as soon as reasonably practicable and within any time periods required by such Approvals or Notifications; provided, however, that, except to the extent expressly provided in this Agreement or any of the Ancillary Agreements or as otherwise agreed between Parent and StudioCo, neither Parent nor StudioCo shall be obligated to contribute capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation or agreeing to any amended contract terms) to any Person in order to obtain or make such Approvals or Notifications.

(g) Delayed Parent Transfers. If and to the extent that the valid, complete and perfected transfer or assignment to the Parent Group of any Parent Asset or assumption by the Parent Group of any Parent Liability in connection with the Separation would be a violation of applicable Law or require any Approvals or Notifications that have not been obtained or made by the Effective Time then, unless the Parties mutually shall otherwise determine, the transfer or assignment to the Parent Group of such Parent Assets or the assumption by the Parent Group of such Parent Liabilities, as the case may be, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such Approvals or Notifications have been obtained or made. Notwithstanding the foregoing, any such Parent Assets or Parent Liabilities shall continue to constitute Parent Assets and Parent Liabilities for all other purposes of this Agreement.

(h) Treatment of Delayed Parent Assets and Delayed Parent Liabilities. If any transfer or assignment of any Parent Asset (or a portion thereof) or any assumption of any Parent Liability (or a portion thereof) intended to be transferred, assigned or assumed hereunder, as the case may be, is not consummated at or prior to the Effective Time whether as a result of the provisions of Section 2.5(g) or for any other reason (any such Parent Asset (or a portion thereof), a “Delayed Parent Asset” and any such Parent Liability (or a portion thereof), a “Delayed Parent Liability”), then, insofar as reasonably possible and subject to applicable Law, the member of the StudioCo Group retaining such Delayed Parent Asset or such Delayed Parent Liability, as the case may be, shall thereafter hold such Delayed Parent Asset or Delayed Parent Liability, as the case may be, for the use and benefit (or the performance or obligation, in the case of a Liability) of the member of the Parent Group entitled thereto (at the expense of the member of the Parent Group entitled thereto), and such member of the Parent Group shall be afforded all the benefits and burdens of such Delayed Parent Asset or Delayed Parent Liability, as applicable. In addition, the member of the StudioCo Group retaining such Delayed Parent Asset or such Delayed Parent Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Delayed Parent Asset or Delayed Parent Liability in the ordinary course of business in accordance with Parent Group past practice and take such other actions as may be reasonably requested by the member of the Parent Group to which such Delayed Parent Asset is to be transferred or assigned, or which will assume such Delayed Parent Liability, as the case may be, in order to place such member of the Parent Group in a substantially similar position as if such Delayed Parent Asset or Delayed Parent Liability had been contributed, transferred, assigned or assumed as contemplated hereby and so that all the benefits and burdens relating to such Delayed Parent Asset or Delayed Parent Liability, as the case may be, including use, risk of loss, potential for gain, and dominion, control and command over such Delayed Parent Asset or Delayed Parent Liability, as the case may be, and all costs and expenses related thereto, shall enure from and after the Effective Time (and from any earlier time provided for in a Transfer Document until the Effective Time) to the Parent Group. Each of Parent and StudioCo shall, and shall cause the members of its Group to, (i) treat for all Tax purposes any Delayed Parent Asset or Delayed Parent Liability as an Asset owned by, and/or a Liability of, as applicable, Parent or the applicable member(s) of the Parent Group, not later than the Effective Time, and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by applicable Law).

(i) Transfer of Delayed Parent Assets and Delayed Parent Liabilities. If and when the Approvals or Notifications, the absence of which caused the deferral of transfer or assignment of any Delayed Parent Asset or the deferral of assumption of any Delayed Parent Liability pursuant to Section 2.5(g), are obtained or made, and, if and when any other legal impediments to the transfer or assignment of any Delayed Parent Asset or the assumption of any Delayed Parent Liability have been removed, the transfer or assignment of the applicable Delayed Parent Asset or the assumption of the applicable Delayed Parent Liability, as the case may be, shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

(j) Costs for Delayed Parent Assets and Delayed Parent Liabilities. Except as otherwise agreed in writing between the Parties, any member of the StudioCo Group retaining a Delayed Parent Asset or Delayed Parent Liability due to the deferral of the transfer or assignment of such Delayed Parent Asset or the deferral of the assumption of such Delayed Parent Liability, as the case may be, shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced (or otherwise made available) by Parent or the member of the Parent Group entitled to the Delayed Parent Asset or Delayed Parent Liability, other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by Parent or the member of the Parent Group entitled to such Delayed Parent Asset or Delayed Parent Liability; provided, however, that the StudioCo Group shall not knowingly allow the loss or diminution in value of any Delayed Parent Asset without first providing the Parent Group commercially reasonable notice of such potential loss or diminution in value and affording the Parent Group commercially reasonable opportunity to take action to prevent such loss or diminution in value.

2.6 Assignment and Novation of Liabilities.

(a) Assignment and Novation of StudioCo Liabilities.

(i) Prior to the Effective Time, each of Parent and StudioCo, at the request of the other, shall use its commercially reasonable efforts to obtain, or to cause to be obtained, as soon as reasonably practicable, any consent, substitution, approval or amendment required to novate or assign all StudioCo Liabilities and obtain in writing the unconditional release of each member of the Parent Group that is a party to or otherwise obligated under any such arrangements, to the extent permitted by applicable Law, so that, in any such case, the members of the StudioCo Group shall be solely responsible for such StudioCo Liabilities; provided, however, that, except as otherwise expressly provided in this Agreement or any of the Ancillary Agreements, neither Parent nor StudioCo shall be obligated to contribute any capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation or agreeing to any amended contract terms) to any third (3rd) Person from whom any such consent, substitution, approval, amendment or release is requested. To the extent such substitution contemplated by the first sentence of this Section 2.6(a)(i) has been effected, the members of the Parent Group shall, from and after the Effective Time, cease to have any obligation whatsoever arising from or in connection with such StudioCo Liabilities.

(ii) If Parent or StudioCo is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, amendment or release, and the applicable member of the Parent Group continues to be bound by such agreement, lease, license or other obligation or Liability (each, an “Unreleased StudioCo Liability”), StudioCo shall, to the extent not prohibited by Law, (A) use its commercially reasonable efforts to effect such consent, substitution, approval, amendment or release as soon as practicable following the Effective Time, and (B) as indemnitor, guarantor, agent or subcontractor for such member of the Parent Group, as the case may be, (1) pay, perform and discharge fully all the obligations or other Liabilities of such member of the Parent Group that constitute Unreleased StudioCo Liabilities from and after the Effective Time and (2) use its commercially reasonable efforts to effect such payment, performance or discharge prior to any demand for such payment, performance or discharge is permitted to be made by the obligee thereunder on any member of the Parent Group. If and when any such consent, substitution, approval, amendment or release shall be obtained or the Unreleased StudioCo Liabilities shall otherwise become assignable or able to be novated, Parent shall promptly assign, or cause to be assigned, and StudioCo or the applicable member of the StudioCo Group shall assume, such Unreleased StudioCo Liabilities without exchange of further consideration.

(iii) If Parent or StudioCo is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, amendment or release as set forth in clause (ii) of this Section 2.6(a), StudioCo and any relevant member of its Group that has assumed the applicable Unreleased StudioCo Liability shall indemnify, defend and hold harmless Parent against or from such Unreleased StudioCo Liability in accordance with the provisions of Article III and shall, as agent or subcontractor for Parent, pay, perform and discharge fully all the obligations or other Liabilities of Parent thereunder.

(b) Assignment and Novation of Parent Liabilities.

(i) Prior to the Effective Time, each of StudioCo and Parent, at the request of the other, shall use its commercially reasonable efforts to obtain, or to cause to be obtained, as soon as reasonably practicable, any consent, substitution, approval or amendment required to novate or assign all Parent Liabilities and obtain in writing the unconditional release of each member of the StudioCo Group that is a party to or otherwise obligated under any such arrangements, to the extent permitted by applicable Law, so that, in any such case, the members of the Parent Group shall be solely responsible for such Parent Liabilities; provided, however, that, except as otherwise expressly provided in this Agreement or any of the Ancillary Agreements, neither Parent nor StudioCo shall be obligated to contribute any capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation or agreeing to any amended contract terms) to any third (3rd) Person from whom any such consent, substitution, approval, amendment or release is requested; provided, further, that, subject to the effectiveness of the Intercompany Financing Arrangements, Parent shall not be required to obtain or cause to be obtained any novation, assignment or release arising under or in connection with the LG Credit Agreement or the senior notes issued under the LG Indenture. To the extent such substitution contemplated by the first sentence of this Section 2.6(b)(i) has been effected, the members of the StudioCo Group shall, from and after the Effective Time, cease to have any obligation whatsoever arising from or in connection with such Parent Liabilities.

(ii) If Parent or StudioCo is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, amendment or release and the applicable member of the StudioCo Group continues to be bound by such agreement, lease, license or other obligation or Liability (each, an “Unreleased Parent Liability”), Parent shall, to the extent not prohibited by Law, (A) use its commercially reasonable effort to effect such consent, substitution, approval, amendment or release as soon as practicable following the Effective Time, and (B) as indemnitor, guarantor, agent or subcontractor for such member of the StudioCo Group, as the case may be, (1) pay, perform and discharge fully all the obligations or other Liabilities of such member of the StudioCo Group that constitute Unreleased Parent Liabilities from and after the Effective Time and (2) use its commercially reasonable efforts to effect such payment, performance or discharge prior to any demand for such payment, performance or discharge is permitted to be made by the obligee thereunder on any member of the StudioCo Group; provided, further, that, subject to the effectiveness of the Intercompany Financing Arrangements, Parent shall not be required to obtain or cause to be obtained any novation, assignment or release arising under or in connection with the LG Credit Agreement or the senior notes issued under the LG Indenture. If and when any such consent, substitution, approval, amendment or release shall be obtained or the Unreleased Parent Liabilities shall otherwise become assignable or able to be novated, StudioCo shall promptly assign, or cause to be assigned, and Parent or the applicable member of the Parent Group shall assume, such Unreleased Parent Liabilities without exchange of further consideration.

(iii) If StudioCo or Parent is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, amendment or release as set forth in clause (ii) of this Section 2.6(b), Parent and any relevant member of its Group (except for members of the StudioCo Group) that has assumed the applicable Unreleased Parent Liability shall indemnify, defend and hold harmless StudioCo against or from such Unreleased Parent Liability in accordance with the provisions of Article III and shall, as agent or subcontractor for StudioCo, pay, perform and discharge fully all the obligations or other Liabilities of StudioCo thereunder; provided, further, that, subject to the effectiveness of the Intercompany Financing Arrangements, Parent shall not be required to indemnify, defend or hold harmless StudioCo or any relevant member of its Group against any Unreleased Parent Liability arising under or in connection with the LG Credit Agreement or the senior notes issued under the LG Indenture.

2.7 Termination of Agreements.

(a) Except as set forth in Section 2.7(b) or as mutually agreed upon by the Parties, in furtherance of the releases and other provisions of Section 3.1, StudioCo and each member of the StudioCo Group, on the one hand, and Parent and each member of the Parent Group, on the other hand, hereby terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among StudioCo and/or any member of the StudioCo Group, on the one hand, and Parent and/or any member of the Parent Group, on the other hand, effective as of the Effective Time. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Effective Time. Each Party shall, at the reasonable request of the other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b) The provisions of Section 2.7(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof):

(i) this Agreement, the Ancillary Agreements, the Business Combination Agreement and the other Transaction Documents (as such term is defined in the Business Combination Agreement) (and each other agreement or instrument expressly contemplated by this Agreement, any Ancillary Agreement, the Business Combination Agreement or any other Transaction Document to be entered into by any of the Parties or any of the members of their respective Groups or to be continued from and after the Effective Time);

(ii) any agreements, arrangements, commitments or intercompany accounts receivable, accounts payable or other intercompany accounts listed or described on Schedule 2.7(b)(ii), which shall be treated as described therein;

(iii) any agreements, arrangements, commitments or understandings to which any Third Party is a party thereto, including any Shared Contracts;

(iv) any agreements, arrangements, commitments or understandings contemplated by the Shared Services Agreement;

(v) any intercompany commercial agreements, arrangements, commitments or understandings between any member of the Parent Group, on the one hand, and any member of the StudioCo Group, on the other hand relating to the development, production and distribution of projects of the Studio Business or the Starz Business, as applicable (the “Intercompany Project Agreements”);

(vi) any Starz Series Contracts; and

(vii) any agreements, arrangements, commitments or understandings to which any non-wholly owned Subsidiary of Parent or StudioCo, as the case may be, is a party (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned).

(c) All of the intercompany accounts receivable and accounts payable between any member of the Parent Group, on the one hand, and any member of the StudioCo Group, on the other hand, outstanding as of the Effective Time and arising out of the contracts or agreements described in Section 2.7(b) or out of the provision, prior to the Effective Time, of the services to be provided following the Effective Time pursuant to the Ancillary Agreements shall be repaid or settled following the Effective Time in the ordinary course of business or, if otherwise mutually agreed prior to the Effective Time by duly authorized representatives of Parent and StudioCo, cancelled. All other intercompany accounts receivable and accounts payable between any member of the Parent Group, on the one hand, and any member of the StudioCo Group, on the other hand, outstanding as of the Effective Time shall be repaid or settled immediately prior to or as promptly as practicable after the Effective Time.

2.8 Treatment of Shared Contracts.

(a) Subject to applicable Law and without limiting the generality of the obligations set forth in Section 2.1, unless the Parties otherwise agree or the benefits of any contract, agreement, arrangement, commitment or understanding described in this Section 2.8 are expressly conveyed to the applicable Party pursuant to this Agreement or an Ancillary Agreement, any contract or agreement, a portion of which relates to matters that would be the subject of a StudioCo Contract, but the remainder of which relates to matters that would be the subject of a Parent Asset (any such contract or agreement, excluding those set forth on Schedule 2.8(a), a “Shared Contract”), shall be assigned in relevant part to the applicable member(s) of the applicable Group, if so assignable, or appropriately amended prior to, on or after the Effective Time, so that each Party or the member of its Group shall, as of the Effective Time, be entitled to the rights and benefits, and shall assume the related portion of any Liabilities, inuring to its respective businesses; provided, however, that (i) in no event shall any member of any Group be required to assign (or amend) any Shared Contract in its entirety or to assign a portion of any Shared Contract which is not assignable (or cannot be amended) by its terms (including any terms imposing consents or conditions on an assignment where such consents or conditions have not been obtained or fulfilled) and (ii) if any Shared Contract cannot be so partially assigned by its terms or otherwise, or cannot be amended or if such assignment or amendment would impair the benefit the parties thereto derive from such Shared Contract, then the Parties shall, and shall cause each of the members of their respective Groups to, take such other reasonable and permissible actions (including by providing prompt notice to the other Party with respect to any relevant claim of Liability or other relevant matters arising in connection with a Shared Contract so as to allow such other Party the ability to exercise any applicable rights under such Shared Contract) to cause a member of the StudioCo Group or the Parent Group, as the case may be, to receive the rights and benefits of that portion of each Shared Contract that relates to the Studio Business or the Starz Business, as the case may be (in each case, to the extent so related), as if such Shared Contract had been assigned to a member of the applicable Group (or amended to allow a member of the applicable Group to exercise applicable rights under such Shared Contract) pursuant to this Section 2.8, and to bear the burden of the corresponding Liabilities (including any Liabilities that may arise by reason of such arrangement), as if such Liabilities had been assumed by a member of the applicable Group pursuant to this Section 2.8.

(b) Each of Parent and StudioCo shall, and shall cause the members of its Group to, (i) treat for all Tax purposes the portion of each Shared Contract inuring to its respective businesses as an Asset owned by, and/or a Liability of, as applicable, such Party, or the members of its Group, as applicable, not later than the Effective Time (or such earlier time as provided under a Transfer Document), and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by applicable Law).

(c) Nothing in this Section 2.8 shall require any member of any Group to make any non-de-minimis payment (except to the extent advanced, assumed or agreed in advance to be reimbursed by any member of the other Group), incur any non-de-minimis obligation or grant any non-de-minimis concession for the benefit of any member of any other Group in order to effect any transaction contemplated by this Section 2.8.

2.9 Bank Accounts; Cash Balances.

(a) Each Party agrees to take, or cause the members of its Group to take, at the Effective Time (or such earlier time as the Parties may agree), all actions necessary to amend all contracts or agreements governing each bank and brokerage account owned by StudioCo or any other member of the StudioCo Group (collectively, the “StudioCo Accounts”) and all contracts or agreements governing each bank or brokerage account owned by Parent or any other member of the Parent Group (collectively, the “Parent Accounts”) so that each such StudioCo Account and Parent Account, if currently linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to, hereinafter “Linked”) to any Parent Account or StudioCo Account, respectively, is de-Linked from such Parent Account or StudioCo Account, respectively.

(b) It is intended that, following consummation of the actions contemplated by Section 2.9(a), there will be in place a cash management process pursuant to which the StudioCo Accounts will be managed and funds collected will be transferred into one (1) or more accounts maintained by StudioCo or a member of the StudioCo Group.

(c) It is intended that, following consummation of the actions contemplated by Section 2.9(a), there will continue to be in place a cash management process pursuant to which the Parent Accounts will be managed and funds collected will be transferred into one (1) or more accounts maintained by Parent or a member of the Parent Group.

(d) With respect to any outstanding checks issued or payments initiated by Parent, StudioCo, or any of the members of their respective Groups prior to the Effective Time, such outstanding checks and payments shall be honored following the Effective Time by the Person or Group owning the account on which the check is drawn or from which the payment was initiated, respectively.

(e) As between Parent and StudioCo, and the members of their respective Groups, all payments made and reimbursements, credits, returns or rebates received after the Effective Time by either Party (or member of its Group) that relate to a business, Asset or Liability of the other Party (or member of its Group), shall be held by such Party in trust for the use and benefit of the Party entitled thereto and, promptly following receipt by such Party of any such payment or reimbursement, credit, return or rebate such Party shall pay over, or shall cause the applicable member of its Group to pay over to the other Party the amount of such payment or reimbursement, credit, return or rebate without right of set-off.

2.10 Ancillary Agreements. Effective at or prior to the Effective Time, each of Parent and StudioCo will, or will cause the applicable members of their Groups to, execute and deliver all Ancillary Agreements to which it is a party.

2.11 Disclaimer of Representations and Warranties. EACH OF PARENT (ON BEHALF OF ITSELF AND EACH MEMBER OF THE PARENT GROUP) AND STUDIOCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE STUDIOCO GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS OR APPROVALS REQUIRED IN CONNECTION THEREWITH (INCLUDING GOVERNMENTAL APPROVALS OR PERMITS OF ANY KIND), AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY CLAIM OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY ASSIGNMENT, DOCUMENT OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS,” “WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM OF DEED OR CONVEYANCE) AND THE RESPECTIVE TRANSFEREES SHALL BEAR, WITHOUT LIMITATION, THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE WILL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, AND (II) ANY NECESSARY APPROVALS OR NOTIFICATIONS ARE NOT OBTAINED OR MADE OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH. FOR THE AVOIDANCE OF DOUBT, THE PARTIES AGREE THAT THE FOREGOING DISCLAIMERS SHALL NOT AFFECT OR LIMIT IN ANY WAY THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE BUSINESS COMBINATION AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (AS SUCH TERM IS DEFINED IN THE BUSINESS COMBINATION AGREEMENT).

ARTICLE III

MUTUAL RELEASES; INDEMNIFICATION

3.1 Release of Pre-Separation Claims.

(a) StudioCo Release of Parent. Except as provided in Section 3.1(c) and Section 3.1(d), effective as of the Effective Time, StudioCo does hereby, for itself and each other member of the StudioCo Group, and their respective successors and assigns, and, to the extent permitted by applicable Law, all Persons who at any time prior to the Effective Time have been equityholders, directors, officers, agents or employees of any member of the StudioCo Group or have served as directors, officers, agents or employees of another Person at the request of any member of the StudioCo Group (in each case, in their respective capacities as such), remise, release and forever discharge (i) Parent and the members of the Parent Group, and their respective successors and assigns, (ii) all Persons who at any time prior to the Effective Time are or have been equityholders, directors, officers, agents or employees of any member of the Parent Group or have served as directors, officers, agents or employees of another Person at the request of any member of the Parent Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns and who are not, as of immediately following the Effective Time, equityholders, directors, officers, agents or employees of StudioCo or a member of the StudioCo Group (in each case, in their respective capacities as such), and (iii) all Persons who at any time prior to the Effective Time are or have been equityholders, directors, officers, agents or employees of a StudioCo Transferred Entity or a wholly owned Subsidiary of a StudioCo Transferred Entity and who are not, as of immediately following the Effective Time, directors, officers or employees of StudioCo or a member of the StudioCo Group (in each case, in their respective capacities as such), in each case from: (A) all StudioCo Liabilities, (B) all Liabilities arising from or in connection with the transactions and all other activities to implement the Separation (for the avoidance of doubt this clause (B) shall not limit or affect indemnification or contribution obligations of the Parties set forth in this Agreement or any Ancillary Agreement) and (C) all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Effective Time), in each case to the extent relating to, arising out of or resulting from the Studio Business, the StudioCo Assets or the StudioCo Liabilities. The foregoing release includes a release of any rights and benefits conferred by or under California Civil Code Section 1542 or any applicable Law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

StudioCo hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless each Party expressly waives any and all rights which they may have under Section 1542 of the California Civil Code or any other state or federal statute or common law principle of similar effect.

(b) Parent Release of StudioCo. Except as provided in Section 3.1(c) and Section 3.1(d), effective as of the Effective Time, Parent does hereby, for itself and each other member of the Parent Group and their respective successors and assigns, and, to the extent permitted by applicable Law, all Persons who at any time prior to the Effective Time have been equityholders, directors, officers, agents or employees of any member of the Parent Group or have served as directors, officers, agents or employees of another Person at the request of any member of the Parent Group (in each case, in their respective capacities as such), remise, release and forever discharge (i) StudioCo and the members of the StudioCo Group and their respective successors and assigns, and (ii) all Persons who at any time prior to the Effective Time are or have been equityholders, directors, officers, agents or employees of any member of the StudioCo Group or have served as directors, officers, agents or employees of another Person at the request of any member of the Parent Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns and who are not, as of immediately following the Effective Time, equityholders, directors, officers, agents or employees of Parent or a member of the Parent Group (in each case, in their respective capacities as such), from (A) all Parent Liabilities, (B) all Liabilities arising from or in connection with the transactions and all other activities to implement the Separation (for the avoidance of doubt this clause (B) shall not limit or affect indemnification or contribution obligations of the Parties set forth in this Agreement or any Ancillary Agreement) and (C) all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Effective Time), in each case to the extent relating to, arising out of or resulting from the Starz Business, the Parent Assets or the Parent Liabilities. The foregoing release includes a release of any rights and benefits conferred by or under California Civil Code Section 1542 or any applicable Law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Parent hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless each Party expressly waives any and all rights which they may have under Section 1542 of the California Civil Code or any other state or federal statute or common law principle of similar effect.

(c) Obligations Not Affected. Nothing contained in Sections 3.1(a) or 3.1(b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in Section 2.7(b) or the applicable Schedules to this Agreement or any Ancillary Agreement as not to terminate as of the Effective Time, in each case in accordance with its terms. Nothing contained in Section 3.1(a) or 3.1(b) shall release any Person from:

(i) any Liability provided in or resulting from any agreement among any members of the Parent Group or any members of the StudioCo Group that is specified in Section 2.7(b) or the applicable Schedules to this Agreement or any Ancillary Agreement as not to terminate as of the Effective Time, or any other Liability specified in Section 2.7(b) as not to terminate as of the Effective Time;

(ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group, including with respect to indemnification or contribution, under, this Agreement or any Ancillary Agreement;

(iii) any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of the other Group prior to the Effective Time;

(iv) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value received basis for work done by a member of one Group at the request or on behalf of a member of the other Group;

(v) any Liability provided in or resulting from any contract or understanding that is listed in Schedule 2.11(b)(ii) or that is entered into after the Effective Time between any Party (and/or a member of such Party’s Group), on the one hand, and any other Party (and/or a member of the other Party’s Group), on the other hand;

(vi) any Liability provided in or resulting from any agreement between any Person, who after the Effective Time is an employee of the StudioCo Group, on the one hand, and any member of the Parent Group, on the other hand, including any Liability resulting from any obligation of any such Person in respect of confidentiality, non-competition, non-disparagement or assignment of rights;

(vii) any Liability provided in or resulting from any agreement between any Person, who after the Effective Time is an employee of the Parent Group, on the one hand, and any member of the StudioCo Group, on the other hand, including any Liability resulting from any obligation of any such Person in respect of confidentiality, non-competition, non-disparagement or assignment of rights;

(viii) any Liability that the Parties may have with respect to any indemnification or contribution or other obligation pursuant to this Agreement, any Ancillary Agreement or otherwise for claims brought against the Parties by third Persons, which Liability shall be governed by the provisions of this Article III and Article IV and, if applicable, the appropriate provisions of the Ancillary Agreements;

(ix) any Intercompany Project Agreements; or

(x) any Liability the release of which would result in the release of any Person other than a Person expressly contemplated to be released pursuant to this Section 3.1.

In addition, nothing contained in Section 3.1(a) shall release any member of the Parent Group from honoring its existing obligations to indemnify any director, officer or employee of StudioCo who was a director, officer or employee of any member of the Parent Group at or prior to the Effective Time, to the extent such director, officer or employee is or becomes a named defendant in any Action with respect to which such director, officer or employee was entitled to such indemnification pursuant to such existing obligations; it being understood that, if the underlying obligation giving rise to such Action is a StudioCo Liability, StudioCo shall indemnify Parent for such Liability (including Parent’s costs to indemnify the director, officer or employee) in accordance with the provisions set forth in this Article III.

(d) No Claims. StudioCo shall not make, and shall not permit any other member of the StudioCo Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Parent or any other member of the Parent Group, or any other Person released pursuant to Section 3.1(a), with respect to any Liabilities released pursuant to Section 3.1(a). Parent shall not make, and shall not permit any other member of the Parent Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against StudioCo or any other member of the StudioCo Group, or any other Person released pursuant to Section 3.1(b), with respect to any Liabilities released pursuant to Section 3.1(b).

(e) Execution of Further Releases. At any time at or after the Effective Time, at the request of either Party, the other Party shall cause each member of its Group to execute and deliver releases reflecting the provisions of this Section 3.1.

3.2 Indemnification by StudioCo. From and after the Effective Time, except as otherwise specifically set forth in this Agreement or in any Ancillary Agreement, to the fullest extent permitted by applicable Law, StudioCo shall, and shall cause the other members of the StudioCo Group to, indemnify, defend and hold harmless Parent, each member of the Parent Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Parent Indemnitees”), from and against any and all Liabilities of the Parent Indemnitees relating to, arising out of or resulting from, directly or indirectly, any of the following items (without duplication):

(a) any StudioCo Liability;

(b) any failure of StudioCo, any other member of the StudioCo Group or any other Person to pay, perform or otherwise promptly discharge any StudioCo Liabilities in accordance with their terms, whether prior to, on or after the Effective Time;

(c) any breach by StudioCo or any other member of the StudioCo Group of this Agreement or any of the Ancillary Agreements (other than the Shared Services Agreement, of which indemnification obligations of the Parties are specified thereunder); and

(d) except to the extent it relates to a Parent Liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of any member of the StudioCo Group by any member of the Parent Group that survives following the Separation.

3.3 Indemnification by Parent. Except as otherwise specifically set forth in this Agreement or in any Ancillary Agreement, to the fullest extent permitted by Law, Parent shall, and shall cause the other members of the Parent Group to, indemnify, defend and hold harmless StudioCo, each member of the StudioCo Group and each of their respective past, present and future directors, officers, employees or agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “StudioCo Indemnitees”), from and against any and all Liabilities of the StudioCo Indemnitees relating to, arising out of or resulting from, directly or indirectly, any of the following items (without duplication):

(a) any Parent Liability;

(b) any failure of Parent, any other member of the Parent Group or any other Person to pay, perform or otherwise promptly discharge any Parent Liabilities in accordance with their terms, whether prior to, on or after the Effective Time;

(c) any breach by Parent or any other member of the Parent Group of this Agreement or any of the Ancillary Agreements (other than the Shared Services Agreement, of which indemnification obligations of the Parties are specified thereunder); and

(d) except to the extent it relates to a StudioCo Liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of any member of the Parent Group by any member of the StudioCo Group that survives following the Separation.

3.4 Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a) The Parties intend that any Liability subject to indemnification, contribution or reimbursement pursuant to this Article III or Article IV (i) will be net of Insurance Proceeds or other amounts in each case actually recovered (net of any out-of-pocket costs or expenses incurred in the collection thereof) from any Person by or on behalf of the Indemnitee in respect of any indemnifiable Liability the Person entitled to indemnification or contribution hereunder (an “Indemnitee”). Accordingly, the amount which either Party (an “Indemnifying Party”) is required to pay to any Indemnitee will be reduced by any Insurance Proceeds or other amounts in each case actually recovered (net of any out-of-pocket costs or expenses incurred in the collection thereof) from any Person by or on behalf of the Indemnitee in respect of the related Liability. If an Indemnitee receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds or any other amounts in respect of such Liability, then within ten (10) calendar days of receipt of such

Insurance Proceeds, the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or such other amounts (net of any out-of-pocket costs or expenses incurred in the collection thereof) had been received, realized or recovered before the Indemnity Payment was made.

(b) The Parties agree that an insurer that would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of any provision contained in this Agreement or any Ancillary Agreement, have any subrogation rights with respect thereto, it being understood that no insurer or any other Third Party shall be entitled to a “windfall” (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification and contribution provisions hereof. Each Party shall, and shall cause the members of its Group to, use commercially reasonable efforts (taking into account the probability of success on the merits and the cost of expending such efforts, including attorneys’ fees and expenses) to collect or recover any Insurance Proceeds that may be collectible or recoverable respecting the Liabilities for which indemnification or contribution may be available under this Article III. Notwithstanding the foregoing, an Indemnifying Party may not delay making any indemnification payment required under the terms of this Agreement, or otherwise satisfying any indemnification obligation, pending the outcome of any Action to collect or recover Insurance Proceeds, and an Indemnitee need not attempt to collect any Insurance Proceeds prior to making a claim for indemnification or contribution or receiving any Indemnity Payment otherwise owed to it under this Agreement or any Ancillary Agreement.

3.5 Procedures for Indemnification of Third-Party Claims.

(a) Notice of Claims. If, at or following the Effective Time, an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Parent Group or the StudioCo Group of any claim or of the commencement by any such Person of any Action (collectively, a “Third-Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 3.2 or 3.3, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof as soon as practicable, but in any event within fourteen (14) days (or sooner if the nature of the Third-Party Claim so requires) after becoming aware of such Third-Party Claim. Any such notice shall describe the Third-Party Claim in reasonable detail, including the facts and circumstances giving rise to such claim for indemnification, and include copies of all material notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim. Notwithstanding the foregoing, the failure of an Indemnitee to provide timely notice in accordance with this Section 3.5(a) shall not relieve an Indemnifying Party of its indemnification obligations under this Agreement, except to the extent to which the Indemnifying Party is actually prejudiced by the Indemnitee’s failure to provide notice in accordance with this Section 3.5(a).

(b) Control of Defense. Subject to any insurer’s rights pursuant to any Policies of either Party, an Indemnifying Party may elect to defend (and seek to settle or compromise), at its own expense and with its own counsel, any Third-Party Claim; provided, that, prior to the Indemnifying Party assuming and controlling the defense of such Third-Party Claim, it shall first confirm to the Indemnitee in writing that, assuming the facts presented to the Indemnifying Party by the Indemnitee are true, the Indemnifying Party shall indemnify the Indemnitee for any such damages to the extent resulting from, or arising out of, such Third-Party Claim. Notwithstanding the foregoing, if the Indemnifying Party assumes such defense and, in the course of defending such Third-Party Claim, (i) the Indemnifying Party discovers that the facts presented at the time the Indemnifying Party acknowledged its indemnification obligation in respect of such Third-Party Claim were not true in all material respects and (ii) such untruth provides a reasonable basis for asserting that the Indemnifying Party does not have an indemnification obligation in respect of such Third-Party Claim, then (A) the Indemnifying Party shall not be bound by such acknowledgment, (B) the Indemnifying Party shall promptly thereafter provide the Indemnitee written notice of its assertion that it does not have an indemnification obligation in respect of such Third-Party Claim and (C) the Indemnitee shall have the right to assume the defense of such Third-Party Claim. Within thirty (30) days after the receipt of a notice from an Indemnitee in accordance with Section 3.5(a) (or sooner, if the nature of the Third-Party Claim so requires), the Indemnifying Party shall provide written notice to the Indemnitee indicating whether the Indemnifying Party shall assume responsibility for defending the Third-Party Claim and specifying any reservations or exceptions to its defense. If an Indemnifying Party elects not to assume responsibility for defending any Third-Party Claim as provided in this Section 3.5(b) or fails to notify an Indemnitee of its election within thirty (30) days after receipt of the notice from an Indemnitee as provided in Section 3.5(a), then the Indemnitee that is the subject of such Third-Party Claim shall be entitled to continue to conduct and control the defense of such Third-Party Claim.

(c) Allocation of Defense Costs. If an Indemnifying Party has elected to assume the defense of a Third-Party Claim, whether with or without any reservations or exceptions with respect to such defense, then such Indemnifying Party shall be solely liable for all fees and expenses incurred by it in connection with the defense of such Third-Party Claim and shall not be entitled to seek any indemnification or reimbursement from the Indemnitee for any such fees or expenses incurred by the Indemnifying Party during the course of the defense of such Third-Party Claim by such Indemnifying Party, regardless of any subsequent decision by the Indemnifying Party to reject or otherwise abandon its assumption of such defense. If an Indemnifying Party elects not to assume responsibility for defending any Third-Party Claim or fails to notify an Indemnitee of its election within thirty (30) days after receipt of a notice from an Indemnitee as provided in Section 3.5(a), and the Indemnitee conducts and controls the defense of such Third-Party Claim and the Indemnifying Party has an indemnification obligation with respect to such Third-Party Claim, then the Indemnifying Party shall be liable for all reasonable and documented fees and expenses incurred by the Indemnitee in connection with the defense of such Third-Party Claim.

(d) Right to Monitor and Participate. An Indemnitee that does not conduct and control the defense of any Third-Party Claim, or an Indemnifying Party that does not elect or is not entitled to defend any Third-Party Claim as contemplated hereby, nevertheless shall have the right to employ separate counsel (including local counsel as reasonably necessary) of its own choosing to monitor and participate in (but not control) the defense of any Third-Party Claim for which it is a potential Indemnitee or Indemnifying Party, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnifying Party, as the case may be, and the provisions of Section 3.5(c) shall not apply to such fees and expenses. Notwithstanding the foregoing, but subject to Sections 5.7 and 5.8, such Party shall cooperate with the Party entitled to conduct and control the defense of such Third-Party Claim in such defense and make available to the controlling Party, at the non-controlling Party’s expense, all witnesses, information and materials in such Party’s possession or under such Party’s custody or control relating thereto as are reasonably required by the controlling Party. In addition to the foregoing, if any outside legal counsel to the Indemnitee reasonably determines in good faith that such Indemnitee and the Indemnifying Party have actual or potential differing defenses or conflicts of interest between them that make joint representation inappropriate, then the Indemnitee shall have the right to employ separate counsel (including local counsel as reasonably necessary) and to participate in (but not control) the defense, compromise, or settlement thereof, and in such case the Indemnifying Party shall bear the reasonable and documented fees and expenses of such counsel for all Indemnitees.

(e) No Settlement. Neither Party may settle or compromise any Third-Party Claim for which either Party is seeking to be indemnified hereunder without the prior written consent of the other Party, which consent may not be unreasonably withheld, conditioned or delayed, unless such settlement or compromise is solely for monetary damages that are fully payable by the settling or compromising Party, does not involve any admission, finding or determination of wrongdoing or violation of Law by the other Party or another member of its Group or the Indemnitee and provides for a full, unconditional and irrevocable release of the other Party and any applicable members of its Group or the Indemnitee from all Liability in connection with the Third-Party Claim. The Parties hereby agree that if a Party presents the other Party with a written notice containing a proposal to settle or compromise a Third-Party Claim for which either Party is seeking to be indemnified hereunder and the Party receiving such proposal does not respond in any manner to the Party presenting such proposal within ten (10) Business Days (or within any such shorter time period that may be required by applicable Law or court order) of receipt of such proposal, then the Party receiving such proposal shall be deemed to have consented to the terms of such proposal.

(f) Tax Matters Agreement Coordination. The provisions of Section 3.2 through Section 3.10 hereof (other than Section 3.4(a)(ii) in respect of certain Tax benefits to the extent provided therein) do not apply with respect to Taxes or Tax matters (it being understood and agreed that claims with respect to Taxes and Tax matters, including the control of Tax-related proceedings, shall be governed by the Tax Matters Agreement to the extent provided therein). In the case of any conflict or inconsistency between this Agreement and the Tax Matters Agreement in relation to any matters addressed by the Tax Matters Agreement, the Tax Matters Agreement shall prevail.

3.6 Additional Matters.

(a) Timing of Payments. Indemnification or contribution payments in respect of any Liabilities for which an Indemnitee is entitled to indemnification or contribution under this Article III shall be paid reasonably promptly (but in any event within thirty (30) days of the final determination of the amount that the Indemnitee is entitled to indemnification or contribution under this Article III) by the Indemnifying Party to the Indemnitee as such Liabilities are incurred upon demand by the Indemnitee, including reasonably satisfactory documentation setting forth the basis for the amount of such indemnification or contribution payment, including documentation with respect to calculations made and consideration of any Insurance Proceeds that actually reduce the amount of such Liabilities. The indemnity and contribution provisions contained in this Article III shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, and (ii) the knowledge by the Indemnitee of Liabilities for which it might be entitled to indemnification hereunder.

(b) Notice of Direct Claims. Any claim for indemnification or contribution under this Agreement or any Ancillary Agreement that does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party; provided, that the failure by an Indemnitee to so assert any such claim shall not prejudice the ability of the Indemnitee to do so at a later time except to the extent (if any) that the Indemnifying Party is actually prejudiced thereby. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30)-day period, such specified claim shall be conclusively deemed a Liability of the Indemnifying Party under this Section 3.6(b) or, in the case of any written notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of the claim (or such portion thereof) becomes finally determined. If such Indemnifying Party does not respond within such thirty (30)-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements, as applicable, without prejudice to its continuing rights to pursue indemnification or contribution hereunder.

(c) Pursuit of Claims Against Third Parties. If (i) a Party incurs any Liability arising out of this Agreement or any Ancillary Agreement; (ii) an adequate legal or equitable remedy is not available for any reason against the other Party to satisfy the Liability incurred by the incurring Party; and (iii) a legal or equitable remedy may be available to the other Party against a Third Party for such Liability, then the other Party shall use its commercially reasonable efforts to cooperate with the incurring Party, at the incurring Party’s expense, to permit the incurring Party to obtain the benefits of such legal or equitable remedy against the Third Party.

(d) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(e) Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in Section 3.5 and this Section 3.6 and the Indemnifying Party shall fully indemnify the named defendant against all reasonable costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts fees and all other external expenses), the costs of any judgment or settlement and the cost of any interest or penalties relating to any judgment or settlement.

3.7 Right of Contribution.

(a) Contribution. If any right of indemnification contained in Section 3.2 or Section 3.3 is held unenforceable or is unavailable for any reason, or is insufficient to hold harmless an Indemnitee in respect of any Liability for which such Indemnitee is entitled to indemnification hereunder, then the Indemnifying Party shall contribute to the amounts paid or payable by the Indemnitees as a result of such Liability (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the members of its Group, on the one hand, and the Indemnitees entitled to contribution, on the other hand, as well as any other relevant equitable considerations.

(b) Allocation of Relative Fault. Solely for purposes of determining relative fault pursuant to this Section 3.7: (i) any fault associated with the business conducted with the Delayed StudioCo Assets or Delayed StudioCo Liabilities (except for the gross negligence or intentional misconduct of a member of the Parent Group) or with the ownership, operation or activities of the Studio Business prior to the Effective Time shall be deemed to be the fault of StudioCo and the other members of the StudioCo Group, and no such fault shall be deemed to be the fault of Parent or any other member of the Parent Group; (ii) any fault associated with the business conducted with Delayed Parent Assets or Delayed Parent Liabilities (except for the gross negligence or intentional misconduct of a member of the StudioCo Group) shall be deemed to be the fault of Parent and the other members of the Parent Group, and no such fault shall be deemed to be the fault of StudioCo or any other member of the StudioCo Group; and (iii) any fault associated with the ownership, operation or activities of the Starz Business prior to the Effective Time shall be deemed to be the fault of Parent and the other members of the Parent Group, and no such fault shall be deemed to be the fault of StudioCo or any other member of the StudioCo Group.

3.8 Covenant Not to Sue. Each Party hereby covenants and agrees that none of it, the members of such Party’s Group or any Person claiming through it shall bring suit or otherwise assert any claim against any Indemnitee, or assert a defense against any claim asserted by any Indemnitee, before any court, arbitrator, mediator or administrative agency anywhere in the world, alleging that: (a) the assumption of any StudioCo Liabilities by StudioCo or a member of the StudioCo Group on the terms and conditions set forth in this Agreement and the Ancillary Agreements is void or unenforceable for any reason; (b) the retention of any Parent Liabilities by Parent or a member of the Parent Group on the terms and conditions set forth in this Agreement and the Ancillary Agreements is void or unenforceable for any reason; or (c) the provisions of this Article III are void or unenforceable for any reason.

3.9 Remedies Cumulative. The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

3.10 Survival of Indemnities. The rights and obligations of each of Parent and StudioCo and their respective Indemnitees under this Article III shall survive (a) the sale or other transfer by either Party or any member of its Group of any Assets or businesses or the assignment by it of any Liabilities; or (b) any merger, consolidation, business combination, sale of all or substantially all of its Assets, restructuring, recapitalization, reorganization, spin-off or similar transaction involving either Party or any of the members of its Group.

ARTICLE IV

CERTAIN OTHER MATTERS

4.1 Inducement. StudioCo acknowledges and agrees that Parent’s willingness to cause, effect and consummate the Separation has been conditioned upon and induced by StudioCo’s covenants and agreements in this Agreement and the Ancillary Agreements, including StudioCo’s assumption of the StudioCo Liabilities pursuant to the Separation and the provisions of this Agreement and StudioCo’s covenants and agreements contained in Article III and Article IV.

4.2 Post-Effective Time Conduct. The Parties acknowledge that, after the Effective Time, each Party shall be independent of the other Party, with responsibility for its own actions and inactions and its own Liabilities relating to, arising out of or resulting from the conduct of its business, operations and activities following the Effective Time, except as may otherwise be provided in any Ancillary Agreement or the Transaction Documents, and each Party shall (except as otherwise provided in Article III) use commercially reasonable efforts to prevent such Liabilities from being inappropriately borne by the other Party.

4.3 Insurance Matters.

(a) From and after the Effective Time and until such time the Existing Insurance Policies would cease to provide coverage to StudioCo according to their terms and conditions as then in effect, including because Parent no longer owns, directly or indirectly, a sufficient percentage of the issued and outstanding common shares, without par value, of StudioCo, or any successor of StudioCo, including PubCo (the “Insurance Termination Time”), the following provisions shall apply:

(i) Maintenance of Insurance Coverage. Except to the extent Parent and StudioCo obtain separate director and officer (D&O) policies, Parent and StudioCo shall continue to be a participant in the insurance program and policies in effect as of the date hereof (the “Existing Insurance Policies”), whether or not the Existing Insurance Policies are held by the other Party or a Subsidiary thereof, on the terms and conditions of the Existing Insurance Policies. Each Party shall continue to be eligible for coverage under the Existing Insurance Policies against losses incurred at, prior to or following the Effective Time, and such coverage shall continue in full force and effect until the Insurance Termination Time. Nothing herein shall limit or restrict each Party’s right to modify, cancel or terminate an Existing Insurance Policy according to its terms and conditions in the ordinary course.

(ii) Administration of Claims. Parent or StudioCo, as applicable, shall notify the other Party of any claims (an “Insurance Claim”) that it desires to make under an Existing Insurance Policy held by the other Party or a Subsidiary thereof and shall, upon request by the other Party, provide the other Party with pertinent information concerning such claim and shall reasonably cooperate with and provide reasonable assistance to the other Party in connection with the preparation, filing, tendering, pursuing, settlement, release or compromise of an Insurance Claim under an Existing Insurance Policy and any related coverage.

(b) From and after the Insurance Termination Time, the following provisions shall apply:

(i) Parent and StudioCo agree to cooperate in good faith to provide for an orderly transition of insurance coverage as of the Insurance Termination Time. Maintenance of any insurance coverage or the transfer or retention of any insurance policies or programs shall be determined by StudioCo in its discretion.

(ii) With respect to any losses, damages and Liability incurred by any member of the StudioCo Group prior to or in respect of the period prior to the Insurance Termination Time, Parent will provide StudioCo with access to, and StudioCo may make claims under, Parent’s insurance policies in place immediately prior to the Insurance Termination Time (and any extended reporting for claims made policies) and Parent’s historical policies of insurance, but solely to the extent that such policies provided coverage for members of the StudioCo Group or the Studio Business prior to the Insurance Termination Time; provided that such access to, and the right to make claims under, such insurance policies, shall be subject to the terms, conditions and exclusions of such insurance policies, including but not limited to any limits on coverage or scope, any deductibles, self-insured retentions and other fees and expenses, and shall be subject to the following additional conditions:

(A) StudioCo shall notify Parent, as promptly as practicable, of any claim made by StudioCo pursuant to this Section 4.3(b);

(B) In the event that any member of the Parent Group incurs any losses, damages or Liability prior to or in respect of the period prior to the Insurance Termination Time for which such member of the Parent Group is entitled to coverage under StudioCo’s third-party insurance policies, the same process pursuant to this Section 4.3(b) shall apply, substituting “Parent” for “StudioCo” and “StudioCo” for “Parent”; and

(C) StudioCo shall retain the exclusive right to control its insurance policies and programs, including the right to exhaust, settle, release, commute, buyback or otherwise resolve disputes with respect to any of its insurance policies and programs and to amend, modify or waive any rights under any such insurance policies and programs, notwithstanding whether any such policies or programs apply to any Parent Liabilities and/or claims Parent has made or could make in the future. Parent and StudioCo shall cooperate with the other and share such information as is reasonably necessary in order to permit StudioCo to manage and conduct its insurance matters as StudioCo deems appropriate.

ARTICLE V

EXCHANGE OF INFORMATION; CONFIDENTIALITY

5.1 Agreement for Exchange of Information. Subject to Section 5.9 and any other applicable confidentiality obligations, each of Parent and StudioCo, on behalf of itself and each member of its Group, agrees to use commercially reasonable efforts to provide or make available, or cause to be provided or made available, to the other Party and the members of such other Party’s Group, at any time before, on or after the Effective Time, as soon as reasonably practicable after written request therefor is received by such Party’s legal department from the requesting Party’s legal department, any information (or a copy thereof) in the possession, custody or control of such Party or its Group which the requesting Party’s legal department requests (including any StudioCo Books and Records or Parent Books and Records, as applicable, and any information held by a third-party on such Party’s or a member of its Group’s behalf) to the extent that (i) such information relates to the Studio Business, or any StudioCo Asset or StudioCo Liability, if StudioCo is the requesting Party, or to the Starz Business, or any Parent Asset or Parent Liability, if Parent is the requesting Party (including, for the avoidance of doubt, such information the requesting Party reasonably believes is relevant to the requesting Party’s claim or defense in ongoing or anticipated litigation or other legal proceeding and would be proportional to the needs of the matter); (ii) such information is required by the requesting Party to comply with its obligations under this Agreement or any Ancillary Agreement; (iii) such information is required by the requesting Party to comply with any obligation, audit, inspection, inquiry, or request from any Governmental Authority; or (iv) such information is required by the requesting Party to comply with any obligation imposed by a court order or any other compulsory legal process; provided, however, that, in the event that the Party to whom the request has been made determines that any such provision of information could be detrimental to the Party providing the information, violate any Law or agreement, or waive any privilege available under applicable Law, including any attorney-client privilege, then the Parties shall use commercially reasonable efforts to permit compliance with such obligations to the extent and in a manner that avoids any such harm or consequence (including by way of redaction). The Party providing information pursuant to this Section 5.1 shall only be obligated to provide such information in the form, condition and format in which it then exists and in no event shall such Party be required to perform any improvement, modification, conversion, updating or reformatting of any such information, and nothing in this Section 5.1 shall expand the obligations of either Party under Section 5.4. Without limiting the generality of the foregoing, until the end of StudioCo’s fiscal year during which the Effective Date occurs (and for a reasonable period of time afterwards as required for each Party to prepare consolidated financial statements or complete a financial statement audit for the fiscal year during which the Effective Date occurs), each Party shall use its commercially reasonable efforts to cooperate with the other Party’s information requests to enable (i) the other Party to meet its timetable for dissemination of its earnings releases, financial statements and management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K promulgated under the Exchange Act; and (ii) the other Party’s accountants to timely complete their review of the quarterly financial statements and audit of the annual financial statements, including, to the extent applicable to such Party, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder and any other applicable Laws.

5.2 Ownership of Information. The provision of any information pursuant to Section 5.1 or Section 5.7 shall not affect the ownership of such information (which shall be determined solely in accordance with the terms of this Agreement and the Ancillary Agreements), or constitute a grant of rights in or to any such information.

5.3 Compensation for Providing Information. The Party requesting information agrees to reimburse the other Party for the reasonable costs, if any, of creating, gathering, copying, transporting, redacting and otherwise complying with the request with respect to such information (including any reasonable costs and expenses incurred in any review of information for purposes of protecting the Privileged Information of the providing Party or in connection with the restoration of backup media for purposes of providing the requested information). Except as may be otherwise specifically provided elsewhere in this Agreement, any Ancillary Agreement or any other agreement between the Parties, such costs shall be computed in accordance with the providing Party’s standard methodology and procedures.

5.4 Record Retention.

(a) To facilitate the possible exchange of information pursuant to this Article V and other provisions of this Agreement after the Effective Time, the Parties agree to use their commercially reasonable efforts, which shall be no less rigorous than those used for retention of such Party’s own information, to retain all information in their respective possession or control at the Effective Time in substantial accordance with the policies of Parent as in effect at the Effective Time or such other policies as may be adopted by StudioCo after the Effective Time (provided that StudioCo notifies Parent in writing of any such change). Notwithstanding the foregoing, the Tax Matters Agreement will exclusively govern the retention of Tax-related records and the exchange of Tax-related information.

(b) Each Party shall preserve and keep all documents subject to a litigation hold as of the date of this Agreement until such Party has been notified that such litigation hold is no longer applicable.

5.5 Limitations of Liability. Neither Party shall have any Liability to the other Party arising from the fact that any information exchanged or provided pursuant to this Agreement is found to be inaccurate in the absence of gross negligence, bad faith, fraud or willful misconduct by the Party providing such information. Neither Party shall have any Liability to any other Party if any information is destroyed after commercially reasonable efforts by such Party to comply with the provisions of Section 5.4.

5.6 Other Agreements Providing for Exchange of Information.

(a) The rights and obligations granted under this Article V are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention, destruction or confidential treatment of information set forth in any Ancillary Agreement.

(b) Any party that receives, pursuant to a request for information in accordance with this Article V, Tangible Information that is not relevant to its request shall, at the request of the providing Party, (i) return it to the providing Party or, at the providing Party’s request, destroy such Tangible Information; and (ii) deliver to the providing Party written confirmation that such Tangible Information was returned or destroyed, as the case may be, which confirmation shall be signed by an authorized representative of the requesting Party.

5.7 Production of Witnesses; Records; Cooperation.

(a) After the Effective Time, except in the case of a dispute between Parent and StudioCo, or any members of their respective Groups, each Party shall use its commercially reasonable efforts to make available to the other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its Group as witnesses and any books, records or other documents within its possession, custody or control, or which it otherwise has the ability to make available without undue burden, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting Party (or member of its Group) may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all costs and expenses in connection therewith.

(b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third-Party Claim, the other Party shall make available to such Indemnifying Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its Group as witnesses and any books, records or other documents within its possession, custody or control, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

(c) Without limiting the foregoing, the Parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

(d) Without limiting any provision of this Section 5.7, each of the Parties agrees to cooperate, and to cause each member of its Group to cooperate, with each other in the defense of any infringement or similar claim with respect to any Intellectual Property Rights and shall not claim to acknowledge, or permit any member of its Group to claim to acknowledge, the validity or infringing use of any Intellectual Property Rights of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

(e) The obligation of the Parties to provide witnesses pursuant to this Section 5.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses directors, officers, employees, other personnel and agents without regard to whether such Person or the employer of such Person could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 5.7(a)).

5.8 Privileged Matters.

(a) The Parties recognize that legal and other professional services that have been and will be provided prior to the Effective Time have been and will be rendered for the collective benefit of each of the members of the Parent Group and the StudioCo Group, and that each of the members of the Parent Group and the StudioCo Group should be deemed to be the client with respect to such services for the purposes of asserting all privileges which may be asserted under applicable Law in connection therewith. The Parties recognize that legal and other professional services will be provided following the Effective Time, which services will be rendered solely for the benefit of the Parent Group or the StudioCo Group, as the case may be. In furtherance of the foregoing, each Party shall authorize the delivery to and/or retention by the other Party of materials existing as of the Effective Time that are necessary for such other Party to perform such services.

(b) The Parties agree as follows:

(i) Parent shall be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to the Starz Business and not to the Studio Business, whether or not the Privileged Information is in the possession or under the control of any member of the Parent Group or any member of the StudioCo Group. Parent shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to any Parent Liabilities resulting from any Actions that are now pending or may be asserted in the future, whether or not the Privileged Information is in the possession or under the control of any member of the Parent Group or any member of the StudioCo Group;

(ii) StudioCo shall be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to the Studio Business and not to the Starz Business, whether or not the Privileged Information is in the possession or under the control of any member of the StudioCo Group or any member of the Parent Group. StudioCo shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to any StudioCo Liabilities resulting from any Actions that are now pending or may be asserted in the future, whether or not the Privileged Information is in the possession or under the control of any member of the StudioCo Group or any member of the Parent Group; and

(iii) if the Parties do not agree as to whether certain information is Privileged Information, then such information shall be treated as Privileged Information, and the Party that believes that such information is Privileged Information shall be entitled to control the assertion or waiver of all privileges and immunities in connection with any such information unless the Parties otherwise agree.

(c) Subject to the remaining provisions of this Section 5.8, the Parties agree that they shall have a shared privilege or immunity with respect to all privileges and immunities not allocated pursuant to Section 5.8(b) and all privileges and immunities relating to any Actions or other matters that involve both Parties (or one or more members of their respective Groups) and in respect of which both Parties have Liabilities under this Agreement, and that no such shared privilege or immunity may be waived by either Party without the consent of the other Party.

(d) If any dispute arises between the Parties or any members of their respective Groups regarding whether a privilege or immunity should be waived to protect or advance the interests of either Party and/or any member of their respective Groups, each Party agrees that it shall (i) negotiate with the other Party in good faith; (ii) endeavor to minimize any prejudice to the rights of the other Party; and (iii) not unreasonably withhold consent to any request for waiver by the other Party. Further, each Party specifically agrees that it shall not withhold its consent to the waiver of a privilege or immunity for any purpose except in good faith to protect its own legitimate interests.

(e) In the event of any dispute between Parent and StudioCo, or any members of their respective Groups, either Party may waive a privilege in which the other Party or member of such other Party’s Group has a shared privilege, without obtaining consent pursuant to Section 5.8(c); provided, that the Parties intend such waiver of a shared privilege to be effective only as to the use of information with respect to the Action between the Parties and/or the applicable members of their respective Groups, and is not intended to operate as a waiver of the shared privilege with respect to any Third Party.

(f) Upon receipt by either Party, or by any member of its Group, of any subpoena, discovery or other request that may reasonably be expected to result in the production or disclosure of Privileged Information subject to a shared privilege or immunity or as to which another Party has the sole right hereunder to assert a privilege or immunity, or if either Party obtains knowledge that any of its, or any member of its Group’s, current or former directors, officers, agents or employees have received any subpoena, discovery or other requests that may reasonably be expected to result in the production or disclosure of such Privileged Information, such Party shall promptly notify the other Party of the existence of the request (which notice shall be delivered to such other Party no later than five (5) Business Days following the receipt of any such subpoena, discovery or other request) and shall provide the other Party a reasonable opportunity to review the Privileged Information and to assert any rights it or they may have under this Section 5.8 or otherwise, to prevent the production or disclosure of such Privileged Information.

(g) Any furnishing of, or access or transfer of, any information pursuant to this Agreement is made in reliance on the agreement of Parent and StudioCo set forth in this Section 5.8 and in Section 5.9 to maintain the confidentiality of Privileged Information and to assert and maintain all applicable privileges and immunities. The Parties agree that their respective rights to any access to information, witnesses and other Persons, the furnishing of notices and documents and other cooperative efforts between the Parties contemplated by this Agreement, and the transfer of Privileged Information between the Parties and members of their respective Groups as needed pursuant to this Agreement, shall not be deemed a waiver of any privilege or immunity that has been or may be asserted under this Agreement or otherwise.

(h) In connection with any matter contemplated by Section 5.7 or this Section 5.8, the Parties agree to, and to cause the applicable members of their Group to, use commercially reasonable efforts to maintain their respective separate and joint privileges and immunities, including by executing joint defense and/or common interest agreements where necessary or useful for this purpose.

5.9 Confidentiality.

(a) Confidentiality. Except as otherwise consented to in writing by the Party to whom the confidential and proprietary information relates, subject to Section 5.10, and without prejudice to any longer period that may be provided for in any of the Ancillary Agreements, from and after the Effective Time until the five (5)-year anniversary of the Effective Time, each of Parent and StudioCo, on behalf of itself and each member of its Group, agrees to hold, and to cause its respective Representatives to hold, in strict confidence, with at least the same degree of care that applies to Parent’s confidential and proprietary information pursuant to policies in effect as of the Effective Time, all confidential and proprietary information concerning the other Party or any member of the other Party’s Group or their respective businesses (giving effect to the Separation) that is either in its possession (including confidential and proprietary information in its possession prior to the date hereof) or furnished by any such other Party or any member of such Party’s Group or their respective Representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such confidential and proprietary information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such confidential and proprietary information has been (i) in the public domain or generally available to the public, other than as a result of a disclosure by such Party or any member of such Party’s Group or any of their respective Representatives in violation of this Agreement, (ii) later lawfully acquired from other sources by such Party (or any member of such Party’s Group) which sources are not, to the best of such Party’s knowledge, themselves bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such confidential and proprietary information, or (iii) independently developed or generated without reference to or use of any proprietary or confidential information of the other Party or any member of such Party’s Group. Notwithstanding the foregoing five (5)-year period, Parent’s and StudioCo’s obligations with respect to confidential and proprietary information that constitutes trade secrets shall survive and continue for so long as such confidential and proprietary information retains its status as a trade secret. If any confidential and proprietary information of one Party or any member of its Group is disclosed to the other Party or any member of such other Party’s Group in connection with providing services to such first Party or any member of such first Party’s Group under this Agreement or any Ancillary Agreement, then such disclosed confidential and proprietary information shall be used only as required to perform such services.

(b) No Release; Return or Destruction. Each Party agrees not to release or disclose, or permit to be released or disclosed, any information addressed in Section 5.9(a) to any other Person, except its Representatives who need to know such information in their capacities as such (who shall be advised of their obligations hereunder with respect to such information), and except in compliance with Section 5.10. Without limiting the foregoing, when any such information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, and is no longer subject to any legal hold or other document preservation obligation, each Party will promptly after request of the other Party either return to the other Party all such information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or notify the other Party in writing that it has destroyed such information (and such copies thereof and such notes, extracts or summaries based thereon); provided, that the Parties may retain electronic back-up versions of such information maintained on routine computer system backup tapes, disks or other backup storage devices; provided further, that any such information so retained shall remain subject to the confidentiality provisions of this Agreement or any Ancillary Agreement.

(c) Third-Party Information; Privacy or Data Protection Laws. Each Party acknowledges that it and members of its Group may presently have and, following the Effective Time, may gain access to or possession of confidential or proprietary information of, or legally protected personal information relating to, Third Parties (i) that was received under privacy policies or notices and/or confidentiality or non-disclosure agreements entered into between such Third Parties, on the one hand, and the other Party or members of such other Party’s Group, on the other hand, prior to the Effective Time; or (ii) that, as between the two Parties, was originally collected by the other Party or members of such other Party’s Group and that may be subject to and protected by privacy policies or notices, as well as privacy, data protection or other applicable Laws. Each Party agrees that it shall hold, protect and use, and shall cause the members of its Group and its and their respective Representatives to hold, protect and use, in strict confidence the confidential and proprietary information of, or legally protected personal information relating to, Third Parties in accordance with privacy policies or notices and privacy, data protection or other applicable Laws and the terms of any agreements that were either entered into before the Effective Time or affirmative commitments or representations that were made before the Effective Time by, between or among the other Party or members of the other Party’s Group, on the one hand, and such Third Parties, on the other hand.

5.10 Protective Arrangements. In the event that a Party or any member of its Group either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable Law or receives any request or demand under lawful process or from any Governmental Authority to disclose or provide information of the other Party (or any member of the other Party’s Group) that is subject to the confidentiality provisions hereof, such Party shall notify the other Party (to the extent legally permitted) as promptly as practicable under the circumstances prior to disclosing or providing such information and shall cooperate, at the expense of the other Party, in seeking any appropriate protective order requested by the other Party. In the event that such other Party fails to receive such appropriate protective order in a timely manner and the Party receiving the request or demand reasonably determines that its failure to disclose or provide such information shall actually prejudice the Party receiving the request or demand, then the Party that received such request or demand may thereafter disclose or provide information to the extent required by such Law (as so advised by its counsel) or by lawful process or such Governmental Authority or to the extent necessary for such Party to not be so prejudiced, and the disclosing Party shall promptly provide the other Party with a copy of the information so disclosed, in the same form and format so disclosed, together with a list of all Persons to whom such information was disclosed, in each case to the extent legally permitted.

ARTICLE VI

EMPLOYEE MATTERS

6.1 Employee Matters. From and after the Effective Time, the Parent Group shall be responsible for compensation and benefits of Parent Employees and Former Parent Employees and the StudioCo Group shall be responsible for the compensation and benefits of StudioCo Employee and Former StudioCo Employees (excluding equity and equity-based awards granted by Parent to StudioCo Employees and Former StudioCo Employees). The Parties

acknowledge that it is expected that compensation and benefits may be provided through common payroll systems and/or benefit plans that cover both Parent Employees and StudioCo Employees and agree to cooperate in good faith to implement procedures for a reconciliation, no less frequently than monthly, of any compensation and benefits provided by one Party in respect of Employees or Former Employees whose Liabilities are to be borne by the other Party. The Parties may additionally negotiate in good faith an allocation among the Parent Group and StudioCo Group of Liabilities for any Employee providing services to both Groups, such that each Group bears an allocable share of the compensation and benefits of such Employee that corresponds to the percentage of such Employee’s services that are provided to such Group.

ARTICLE VII

FURTHER ASSURANCES AND ADDITIONAL COVENANTS

7.1 Further Assurances.

(a) In addition to the actions specifically provided for elsewhere in this Agreement, except as otherwise expressly provided in this Agreement or any of the Ancillary Agreements, each of the Parties shall use its reasonable best efforts, prior to, on and after the Effective Time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

(b) Without limiting the foregoing, prior to, on and after the Effective Time, each Party hereto shall cooperate with the other Party, and without any further consideration, but at the expense of the requesting Party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all Approvals or Notifications of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any consents or Governmental Approvals), and to take all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the StudioCo Assets and the Parent Assets and the assignment and assumption of the StudioCo Liabilities and the Parent Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each Party will, at the reasonable request, cost and expense of the other Party, take such other actions as may be reasonably necessary to vest in such other Party good and marketable title to the Assets allocated to such Party under this Agreement or any of the Ancillary Agreements, free and clear of any Security Interest, if and to the extent it is practicable to do so.

(c) At or prior to the Effective Time, Parent and StudioCo, in their respective capacities as direct and indirect shareholders of the members of their Groups, shall each ratify any actions which are reasonably necessary or desirable to be taken by Parent, StudioCo or any of the members of their respective Groups, as the case may be, to effectuate the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement and all Ancillary Agreements may be terminated and the Separation may be amended, modified or abandoned at any time prior to the Effective Time by Parent, in its sole and absolute discretion, without the approval or consent of any other Person, including StudioCo. After the Effective Time, this Agreement may not be terminated, except by an agreement in writing signed by a duly authorized officer of each of the Parties or as otherwise required by applicable Law.

8.2 Effect of Termination. In the event of any termination of this Agreement prior to the Effective Date, this Agreement shall become null and void and no Party (nor any member of its Group or any of its or their directors, officers or employees) shall have any Liability or further obligation to the other Party or any member of the other Party’s Group by reason of this Agreement or the Ancillary Agreements.

ARTICLE IX

MISCELLANEOUS

9.1 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties or the parties thereto, respectively, and delivered to the other Party or other parties thereto, respectively.

(b) This Agreement, the Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. This Agreement and the Ancillary Agreements together govern the arrangements in connection with the Separation and would not have been entered into independently.

(c) Parent represents on behalf of itself and each other member of the Parent Group, and StudioCo represents on behalf of itself and each other member of the StudioCo Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; and

(ii) this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(d) Each Party acknowledges that it and each other Party is executing this Agreement and certain of the Ancillary Agreements by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by e-mail in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement or any Ancillary Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by e-mail in portable document format (PDF)) made in its name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

9.2 Governing Law. This Agreement and, unless expressly provided therein, each Ancillary Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware including all matters of validity, construction, effect, enforceability, performance and remedies.

9.3 Assignability. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and enure to the benefit of the Parties and the parties thereto, respectively, and their respective successors and permitted assigns; provided, however, that neither Party nor any such party thereto may assign its rights or delegate its obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other Party hereto or other parties thereto, as applicable (whether pursuant to a merger, by operation of Law or otherwise). Notwithstanding the foregoing, no such consent shall be required for the assignment of a Party’s rights and obligations under this Agreement and the Ancillary Agreements (except as may be otherwise provided in any such Ancillary Agreement) in whole (i.e., the assignment of a Party’s rights and obligations under this Agreement and all Ancillary Agreements all at the same time) in connection with a Change of Control of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant Party hereto or relevant party thereto, as applicable, by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party or other party thereto, as applicable.

9.4 Third-Party Beneficiaries. Except for the indemnification and contribution rights under this Agreement and each Ancillary Agreement of any Parent Indemnitee or StudioCo Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the Parties and the parties thereto, respectively, and are not intended to confer upon any Person except the Parties and the parties thereto any rights or remedies hereunder or thereunder, and (b) there are no third-party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

9.5 Notices. All notices, requests, claims, demands or other communications under this Agreement and, to the extent, applicable and unless otherwise provided therein, under each of the Ancillary Agreements shall be in writing and shall be given or made (and, except as otherwise provided herein, shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested, or by electronic mail so long as confirmation of receipt thereof is requested and received, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.5):

If to Parent, to:

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: Bruce Tobey

E-mail: btobey@lionsgate.com

In each case, with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: David E. Shapiro

Phone: (212) 403-1000

Email: DEShapiro@wlrk.com

If to StudioCo, to:

LG Orion Holdings ULC

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: Adrian Kuzycz

E-mail: akuzycz@lionsgate.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: David E. Shapiro

Phone: (212) 403-1000

Email: DEShapiro@wlrk.com

A Party may, by notice to the other Party, change the address to which such notices are to be given.

9.6 Severability. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

9.7 No Set-Off. Except as expressly set forth in any Ancillary Agreement or as otherwise mutually agreed to in writing by the Parties, neither Party nor any member of such Party’s Group shall have any right of set-off or other similar rights with respect to (a) any amounts received pursuant to this Agreement or any Ancillary Agreement; or (b) any other amounts claimed to be owed to the other Party or any member of its Group arising out of this Agreement or any Ancillary Agreement.

9.8 Expenses. Except as otherwise expressly set forth in this Agreement or any Ancillary Agreement, or as otherwise agreed to in writing by the Parties, all third party fees, costs and expenses, and all other fees, costs and expenses, in each case incurred at or prior to the Effective Time in connection with the preparation, execution, delivery and implementation of this Agreement, including the Separation, and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby will be borne by the Party or its applicable Subsidiary incurring such fees, costs or expenses. Except as otherwise expressly set forth in this Agreement or any Ancillary Agreement, or as otherwise agreed to in writing by the Parties, all third party fees, costs and expenses, and all other fees, costs and expenses, in each case incurred after the Effective Time in connection with the Separation and the consummation of the transactions contemplated hereby and thereby will be borne by the Party or its applicable Subsidiary incurring such fees, costs or expenses. The Parties agree that certain specified costs and expenses shall be allocated between the Parties, and borne and be the responsibility of the applicable Party, as expressly set forth in the Shared Services Agreement.

9.9 Headings. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

9.10 Survival of Covenants. Except as expressly set forth in this Agreement or any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and Liability for the breach of any obligations contained herein, shall survive the Separation and shall remain in full force and effect.

9.11 Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement or any Ancillary Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

9.12 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

9.13 Amendments. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

9.14 Interpretation. In this Agreement and any Ancillary Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement); (c) Article, Section, Schedule, Exhibit and Appendix references are to the Articles, Sections, Schedules, Exhibits and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified; (d) unless otherwise stated, all references to any agreement (including this Agreement and each Ancillary Agreement) shall be deemed to include the exhibits, schedules and annexes (including all Schedules, Exhibits and Appendices) to such agreement; (e) the word “including” and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” need not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; (i) unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, all references to “the date hereof,” “the date of this Agreement” and words of similar import shall all be references to May 8, 2024; and (j) the word “extent” and the phrase “to the extent” shall mean the degree (if any) to which a subject or other thing extends, and such word or phrase shall not merely mean “if”.

9.15 Limitations of Liability. Notwithstanding anything in this Agreement to the contrary, neither StudioCo or any member of the StudioCo Group, on the one hand, nor Parent or any member of the Parent Group, on the other hand, shall be liable under this Agreement to the other for any indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of the other arising in connection with the transactions contemplated hereby (other than any such Liability actually paid or payable in respect of a Third-Party Claim).

9.16 Performance. Parent will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of the Parent Group. StudioCo will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of the StudioCo Group. Each Party (including its permitted successors and assigns) further agrees that it will (a) give timely notice of the terms, conditions and continuing obligations contained in this Agreement and any applicable Ancillary Agreement to all of the other members of its Group and (b) cause all of the other members of its Group not to take any action or fail to take any such action inconsistent with such Party’s obligations under this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby.

9.17 Mutual Drafting. This Agreement and the Ancillary Agreements shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

9.18 Conflict Among Ancillary Agreements. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Shared Services Agreement or the Tax Matters Agreement (each, a “Specified Ancillary Agreement”), the terms of the applicable Specified Ancillary Agreement, shall control with respect to the subject matter addressed by such Specified Ancillary Agreement to the extent of such conflict or inconsistency. In the event of any conflict or inconsistency between the terms of this Agreement or any Specified Ancillary Agreement, on the one hand, and any Transfer Document, on the other hand, including with respect to the allocation of Assets and Liabilities as among the Parties or the members of their respective Groups, this Agreement or such Specified Ancillary Agreement shall control.

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IN WITNESS WHEREOF, the Parties have caused this Separation Agreement to be executed by their duly authorized representatives as of the date first written above.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

LG SIRIUS HOLDINGS ULC

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: President

LG ORION HOLDINGS ULC

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: President

[Signature Page to Separation Agreement]